Amended and Restated
               Certificate of Incorporation of
             Freeport-McMoRan Copper & Gold Inc.


     Freeport-McMoRan Copper & Gold Inc. (the
"Corporation"), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

1. The Corporation was originally incorporated under the name "Freeport-McMoRan Mineral Holdings Inc." The
     Corporation's original Certificate of Incorporation was filed with the Delaware Secretary of State on November 10, 1987.

2.   Pursuant to Section 242 of the Delaware General
     Corporation Law (the "DGCL"), the amendments to the Corporation's Certificate of Incorporation contained herein have been duly adopted and declared advisable by resolution of the Board of Directors of the Corporation and have been approved by the affirmative vote of the holders of a majority of the outstanding Class A Common Stock of the Corporation, par value $0.10 per share (the "Class A Common Stock"), and the holders of a majority of the outstanding Class B Common Stock of the Corporation, par value $0.10 per share (the "Class B Common Stock), voting as separate classes, at the Corporation's annual meeting of stockholders held on May 2, 2002.

3. Pursuant to Section 245 of the DGCL, this Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation and (a) restates in their entirety the provisions of the Corporation's Certificate of Incorporation; (b) amends the Corporation's Certificate of Incorporation by adding those provisions approved by the holders of the outstanding Class A Common Stock and Class B Common Stock pursuant to Section 242 of the DGCL; and (c) provides for the deletion of provisions intentionally omitted in reliance upon Section 245(c) of the DGCL.

4. The Amended and Restated Certificate of Incorporation shall read as follows:

     FIRST:  The name of the corporation is Freeport-McMoRan
Copper & Gold Inc.

     SECOND: The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at such address is The
Corporation Trust Company.

     THIRD: The nature of the business or purposes to be conducted or promoted are:

     (a) To enter into, maintain, operate and carry on the business of mining in all its branches in the United States of America and in any other part of the world, and to quarry, mine, pump, extract, remove and otherwise produce, and to grind, treat, concentrate, smelt, refine, dress and otherwise prepare, produce, buy, sell and in every way deal in and with minerals, ores, concentrates and other mineral and chemical substances of all kinds, metallic and nonmetallic, including, but without in any way limiting the generality of the foregoing, antimony, barite, chromium, coal, cobalt, copper, gas, gold, iron, lead, molybdenum, nickel, oil, potash, salt, silica, sand, silver, sulphur, tantalum, tin, titanium, tungsten, uranium, zinc, and ores and concentrates thereof.

     (b) To purchase, locate, denounce or otherwise acquire, take, hold and own, and to assign, transfer, lease, exchange, mortgage, pledge, sell or otherwise dispose of and in any manner deal with and contract with reference to, mines, wells, mining claims, mining rights, mineral lands, mineral leases, mineral rights, royalty rights, water rights, timber lands, timber and timber rights, and real and personal property of every kind, and any interest therein, in the United States of America or in any other country, to prospect, explore, work, exercise, develop, manage, operate and turn the same to account, and to engage in mining, geological, economic, feasibility, development, and other studies in the United States of America or in any other country.

     (c) To make, manufacture, treat, process, produce, buy, sell and in every way deal in and with minerals, ores, concentrates and chemicals of every description, organic or inorganic, natural or synthetic, in the form of raw materials, intermediate or finished products and any other related products and substances whatsoever related thereto or of a like or similar nature or which may enter into the manufacture of any of the foregoing or be used in connection therewith, and derivatives and by-products derived from the manufacture thereof and products to be made therefrom and generally without limitation by reference of the foregoing, all other products and substances of every kind, character and description.

     (d) To engage in any lawful act or activity, whether or not related to the foregoing, for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: (a) Authorized Stock. The total number of shares of capital stock that the corporation shall have authority to issue is 473,600,000 shares, consisting of 50,000,000 shares of Preferred Stock, par value $0.10 per share, and 423,600,000 shares of Class B Common Stock, par value $0.10 per share. Of the authorized number of shares of Preferred Stock, 700,000 of such shares shall be a series of Preferred Stock designated as "Step-Up Convertible Preferred Stock"; 300,000 of such shares shall be a series of Preferred Stock designated as "Gold-Denominated Preferred Stock"; 215,279 of such shares shall be a series of Preferred Stock designated as "Gold-Denominated Preferred Stock, Series II"; 119,000 of such shares shall be a series of Preferred Stock designated as "Silver-Denominated Preferred Stock" (the Step-Up Convertible Preferred Stock, the Gold-Denominated Preferred Stock, the Gold-Denominated Preferred Stock, Series II, and the Silver-Denominated Preferred Stock together referred to herein as the "Existing Preferred Stock"); and 2,500,000 of such shares shall be a series of Preferred Stock designated as "Series A Participating Cumulative Preferred Stock."

     (b) Class B Common Stock. The powers, preferences, rights, qualifications, limitations and restrictions of the shares of Class B Common Stock shall be as follows:

          (1) Cash or Property Dividends. Subject to the rights and preferences of the Preferred Stock as set forth in any resolution or resolutions of the Board of Directors providing for the issuance of such stock pursuant to Section (c) of this Article FOURTH, and except as otherwise provided for herein, the holders of Class B Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such per share amounts as the Board of Directors may from time to time determine.

          (2) Voting. (A) With respect to the election of directors, holders of Class B Common Stock and holders of Voting Preferred Stock (as defined below), shall vote together for the election of members of the Board of Directors. Each share of Class B Common Stock and each share of Voting Preferred Stock shall have one vote in the election of directors. The "Voting Preferred Stock" means (i) each series of the Existing Preferred Stock, in each case so long as such series remains outstanding and (ii) any other series of Preferred Stock upon which the right to vote for directors pursuant to this Section (b)(2) has been conferred in accordance with Section (c)(6) of this Article FOURTH.

               (B) Any director may be removed, with cause, by a vote of the holders of Class B Common Stock and the holders of Voting Preferred Stock, voting together.

          (3) Vacancies; Increases or Decreases in Size of the Board of Directors. Any vacancy in the office of a director created by the death, resignation or removal of a director may be filled by a vote of holders of Class B Common Stock and holders of Voting Preferred Stock, voting together. Notwithstanding anything in this Section (b)(3) to the contrary, any vacancy in the office of a director may also be filled by the vote of the majority of the remaining directors, regardless of any quorum requirements set out in the by-laws. Any director elected to fill a vacancy shall hold office for the remainder of the full term of the director whose vacancy is being filled and until such director's successor shall have been elected and qualified unless removed and replaced pursuant to Section (b)(2)(B) of this Article FOURTH and this Section (b)(3). The Board of Directors may increase the number of directors and any newly-created directorship so created may be filled by the Board of Directors. Any director elected (or appointed) in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created and until such director's successor shall have been elected and qualified unless removed and replaced pursuant to Section (b)(2)(B) of this Article FOURTH and this Section (b)(3). No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. If the number of directors is changed, any increase or decrease shall be apportioned among the classes of directors established pursuant to Article FIFTH so as to maintain the number of directors in each class as nearly equal as possible.

     (c) Preferred Stock. The Preferred Stock may be divided into and issued in series. The Board of Directors is hereby expressly authorized, at any time or from time to time, to divide any or all of the shares of the Preferred Stock into series, and in the resolution or resolutions establishing a particular series, before issuance of any of the shares thereof, to fix and determine the powers, designations, preferences and relative, participating, optional or other rights, and any qualifications, limitations or restrictions, of the series so established, to the fullest extent now or hereafter permitted by the laws of the State of Delaware, including, but not limited to, the variations between the different series in the following respects:

          (1) The distinctive serial designation of such series;

          (2) The annual dividend rate for such series, and the date or dates from which dividends shall commence to accrue;

          (3) The redemption price or prices, if any, for shares of such series and the terms and conditions on which such shares may be redeemed;

          (4) The sinking fund provisions, if any, for the redemption or purchase of shares of such series;

          (5) The preferential amount or amounts payable upon shares of such series in the event of the voluntary or involuntary liquidation of the corporation;

          (6)  The voting rights of shares of such series;

          (7) The terms and conditions, if any, upon which shares of such series may be converted and the class or classes or series of shares of the corporation into which such shares may be converted; and

          (8) Such other terms, limitations and relative rights and preferences, if any, of shares of such series as the Board of Directors may, at the time of such resolutions, lawfully fix and determine under the laws of the State of Delaware.

     All shares of the Preferred Stock shall be of equal rank with each other, regardless of series.

     The number, voting powers, designations, preferences, rights, qualifications, limitations and restrictions of the Step-Up Convertible Preferred Stock shall be as set forth in Exhibit A attached hereto.

     The number, voting powers, designations, preferences, rights, qualifications, limitations and restrictions of the Gold-Denominated Preferred Stock shall be as set forth in Exhibit B attached hereto.

     The number, voting powers, designations, preferences, rights, qualifications, limitations and restrictions of the Gold-Denominated Preferred Stock, Series II shall be as set forth in Exhibit C attached hereto.

     The number, voting powers, designations, preferences, rights, qualifications, limitations and restrictions of the Silver-Denominated Preferred Stock shall be as set forth in Exhibit D attached hereto.

     The number, voting powers, designations, preferences, rights, qualifications, limitations and restrictions of the Series A Participating Cumulative Preferred Stock shall be as set forth in Exhibit E attached hereto.

     (d)  General.

     (1) Except as otherwise required by law and except for such voting powers with respect to the election of directors as are provided for herein for the Existing Preferred Stock or as may be stated in the resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, the holders of any such series of Preferred Stock shall have no voting power whatsoever. Subject to such restrictions as may be stated in the resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, any amendment to this Amended and Restated Certificate of Incorporation which shall increase or decrease the authorized stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock of the corporation irrespective of the provisions of Section 242(b)(2) of Delaware General Corporation Law.

     (2) No holder of stock of any series or class of stock of the corporation shall as such holder have under this Amended and Restated Certificate of Incorporation any preemptive or preferential right of subscription to any stock of any series or class of stock of the corporation or to any obligations convertible into stock of the corporation, issued or sold, or to any right of subscription to, or to any warrant or option for the purchase of any thereof.

     (3) Except as otherwise stated in this Amended and Restated Certificate of Incorporation, the corporation may from time to time issue and dispose of any of the authorized and unissued shares of Class B Common Stock or Preferred Stock for such consideration, not less than its par value, as may be fixed from time to time by the Board of Directors, without action by the stockholders. The Board of Directors may provide for payment therefor to be received by the corporation in cash, property or services rendered. Any and all such shares of Class B Common Stock or Preferred Stock the issuance of which has been so authorized, and for which consideration so fixed by the Board of Directors has been paid or delivered, shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon.

     FIFTH:  (a)    Subject to such rights to elect
additional directors under specified circumstances as may be granted to holders of any shares of the Preferred Stock pursuant to the provisions of Article FOURTH, the number of directors of the corporation shall be fixed from time to time by the Board of Directors but shall not be less than five. The directors, other than those who may be elected solely by the holders of any class or series of Preferred Stock, if any, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors, one class ("Class I") to hold office for a term expiring at the 2005 annual meeting of stockholders, another class ("Class II") to hold office for a term expiring at the 2003 annual meeting of stockholders, and another class ("Class III") to hold office for a term expiring at the 2004 annual meeting of stockholders, with the members of each class to hold office until their successors are elected and qualified. Directors shall be divided as evenly as possible, as determined by the Board of Directors, among Class I, Class II and Class III. At each annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

     (b) Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of 66 2/3% or more of the outstanding shares of Class B Common Stock shall be required to amend, alter, change or repeal this Article FIFTH.

     SIXTH: In furtherance and not in limitation of the powers conferred by law, (a) the Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the corporation in any manner not inconsistent with the laws of the State of Delaware or the Amended and Restated Certificate of Incorporation of the corporation, subject to the power of the stockholders to adopt, amend or repeal the by-laws or to limit or restrict the power of the Board of Directors to adopt, amend or repeal the by-laws, and (b) the corporation may in its by-laws confer powers and authorities upon its Board of Directors in addition to those conferred upon it by statute.

     SEVENTH: The affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of Class B
Common Stock shall be required for the approval or authorization of any Business Combination; provided, however, that the 66 2/3% voting requirement shall not be applicable if

     (a) the Board of Directors of the corporation by affirmative vote which shall include not less than a majority of the entire number of Continuing Directors (1) has approved in advance the acquisition of those outstanding shares of Class B Common Stock which caused the Interested Party to become an Interested Party or (2) has approved the Business Combination;

     (b) the Business Combination is solely between the corporation and one or more other corporations all of the common stock of each of which other corporations is owned directly or indirectly by the corporation or between two or more of such other corporations; or

     (c)  the Business Combination is a merger or
consolidation and the cash and/or fair market value of the property, securities or other consideration to be received per share by holders of Class B Common Stock in the Business Combination is at least equal to the highest price per share (after giving effect to appropriate adjustments for any recapitalizations and for any stock splits, stock dividends and like distributions) paid by the Interested Party in acquiring any shares of Class B Common Stock on the date when last acquired or during a period of two years prior thereto.

     (d)  For purposes of this Article SEVENTH:

          (1) The terms "affiliate" and "associate" shall have the respective meanings assigned to those terms in Rule 12b-2 under the Securities Exchange Act of 1934, as such Rule was in effect on the Initial Filing Date.

          (2) A person shall be deemed to be a "beneficial owner" of any Class B Common Stock

               (A)  which such person or any of its
          affiliates or associates beneficially owns, directly or indirectly; or

               (B)  which such person or any of its
          affiliate or associates has the right to acquire
          (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or has the right to vote pursuant to any agreement, arrangement or understanding; or

               (C)  which are beneficially owned, directly
          or indirectly, by any other person with which such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Class B Common Stock.

          (3)  The term "Business Combination" shall mean
     (A) any merger or consolidation of the corporation or a subsidiary of the corporation with or into an Interested Party, (B) any merger or consolidation of an Interested Party with or into the corporation or a subsidiary, (C) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of all or any Substantial Part of the assets either of the corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, in which an Interested Party is involved, (D) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of any Interested Party, (E) the issuance or transfer (in one transaction or a series of transactions) by the corporation or a subsidiary of the corporation to an Interested Party of any securities of the corporation or such subsidiary, which securities have a fair market value of $10,000,000 or more, or (F) any recapitalization, reclassification, merger or consolidation involving the corporation or a subsidiary of the corporation that would have the effect of increasing, directly or indirectly, the Interested Party's voting power in the corporation or such subsidiary.

          (4) The term "Interested Party" shall mean and include (A) any individual, corporation, partnership, trust or other person or entity which, together with its affiliates and associates, is (or with respect to a Business Combination was within two years prior thereto) a beneficial owner of shares aggregating 20% or more of the outstanding Class B Common Stock or any class thereof, and (B) any affiliate or associate of any such individual, corporation, partnership, trust or other person or entity. For the purposes of determining whether a person is an Interested Party the number of shares deemed to be outstanding shall include shares deemed beneficially owned through application of subclause (B) of the foregoing clause (2) but shall not include any other shares of Class B Common Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          (5) The term "Substantial Part" shall mean more than 10% of the fair market value of the total assets of the particular corporation.

          (6) The term "Continuing Director" shall mean a director who is not an affiliate of an Interested Party and who was a member of the Board of Directors of the corporation immediately prior to the time that the Interested Party involved in a Business Combination became an Interested Party, and any successor to a Continuing Director who is not such an affiliate and who is nominated to succeed a Continuing Director by a majority of the Continuing Directors in office at the time of such nomination.

          (7)  For the purposes of Section (c) of this
     Article SEVENTH, the term "other consideration to be received" shall include without limitation Class B
     Common Stock retained by its existing public stockholders in the event of a Business Combination in which the corporation is the surviving corporation.

     (e) The provisions of this Article SEVENTH shall be construed liberally to the end that the consideration paid to holders whose Class B Common Stock is acquired by an Interested Party in connection with a Business Combination to which Section (c) of this Article SEVENTH is applicable shall be not less favorable than that paid to holders of such Common Stock prior to such Business Combination. Nothing contained in this Article SEVENTH shall be construed to relieve any Interested Party from any fiduciary duties or obligations imposed by law, nor shall anything herein be deemed to supersede any vote of holders of any series or class of stock other than Class B Common Stock that shall be required by law, by or pursuant to this Amended and Restated Certificate of Incorporation or by the by-laws of the corporation.

     (f) Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or the by-laws of the corporation and notwithstanding the fact that a lesser percentage may be specified by law, this Amended and Restated Certificate of Incorporation or the by-laws of the corporation, the affirmative vote of the holders of 66 2/3% or more of the shares of the outstanding Class B Common Stock shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article SEVENTH.

     EIGHTH:   (a)  A director of this corporation shall
not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the Delaware
General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit.

     (b) The corporation shall indemnify any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by applicable law. The determination as to whether such person has met the standard required for indemnification shall be made in accordance with applicable law.

     Expenses incurred by such a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article EIGHTH.

     (c) The provisions of this Article EIGHTH shall be deemed to be a contract between the corporation and each person who serves as such director, officer, employee or agent of the corporation in any such capacity at any time while this Article EIGHTH is in effect. No repeal or modification of the foregoing provisions of this Article
EIGHTH nor, to the fullest extent permitted by law, any modification of law shall adversely affect any right or protection of a director, officer, employee or agent of the corporation existing at the time of such repeal or modification.

     The foregoing indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any applicable law, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

               ______________________________


     Effective at 5:00 p.m. Eastern Time on the date of the filing of this Amended and Restated Certificate of Incorporation with the Delaware Secretary of State (the "Effective Time"), each issued and outstanding share of the Class A Common Stock (including treasury shares) shall automatically be changed, reclassified, converted and thereafter constitute one share of the Class B Common Stock without any action on the part of the holder thereof. Upon the Effective Time, any certificates that, immediately prior to the Effective Time, represented shares of the Class A Common Stock, shall represent shares of the Class B Common Stock.

     Also upon the Effective Time, pursuant to Section 7(e) of the Certificate of Designations of Step-Up Convertible Preferred Stock of the corporation as in effect immediately prior to the Effective Time, each holder of an issued and outstanding share of Step-Up Convertible Preferred Stock shall have the right thereafter to convert such share into a number of shares of the Class B Common Stock equal to the number of shares of the Class A Common Stock into which such shares of Step-Up Convertible Preferred Stock might have been converted immediately prior to the Effective Time. Accordingly, the Certificate of Designations of Step-Up Convertible Preferred Stock has been revised to replace all references to Class A Common Stock with Class B Common Stock.

     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed in its corporate name by its duly authorized
President and Chief Financial Officer on this ___ day of May, 2002.


                         Freeport-McMoRan Copper & Gold Inc.




     By:_____________________________________
            Richard C. Adkerson
       President and Chief Financial Officer




                                                        EXHIBIT A



                   CERTIFICATE OF DESIGNATIONS

                               OF

               STEP-UP CONVERTIBLE PREFERRED STOCK
                   (Par Value $0.10 Per Share)

                               OF

               FREEPORT-McMoRan COPPER & GOLD INC.


     The number, voting powers, designations, preferences, rights, qualifications, limitations and restrictions of the corporation's Step-Up Convertible Preferred Stock are as set forth below:

     1. Designation. (a) 700,000 shares of Preferred Stock of the corporation are hereby constituted as a series of Preferred Stock designated as "Step-Up Convertible Preferred Stock" (hereinafter called "this Series"). Each share of this Series shall be identical in all respects with the other shares of this Series except as to the dates from and after which dividends thereon shall be cumulative. The Board of Directors is authorized to increase or decrease (but not below the number of shares of this Series then outstanding) the number of shares of this Series.

          (b) Shares of this Series which have been converted into Class B Common Stock of the corporation, redeemed for cash, Class B Common Stock or a combination thereof, as hereinafter provided, or purchased by the corporation shall be canceled, and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series, and may be reissued as a part of this Series or may be reclassified and reissued as part of a new or existing series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, all subject to the conditions or restrictions on issuance set forth in any resolution or resolutions adopted by the Board of Directors providing for the issue of such series of Preferred Stock.

     2. Dividends. (a) The holders of shares of this Series shall be entitled to receive, but only out of funds legally available therefor, cash dividends as hereinafter provided. Such dividends shall be paid when, as and if declared by the Board of Directors on the first day of February, May, August and November in each year (each such date being referred to herein as a "Dividend Payment Date") to holders of record on the record date determined by the Board of Directors in advance of the payment of each particular dividend. Such dividends shall be cumulative from the date of original issuance of the shares of this Series.

          (b) So long as any shares of this Series shall be outstanding, the corporation shall not, unless full cumulative dividends for all past dividend periods shall have been paid or declared and set apart for payment upon all outstanding shares of this Series and the shares of any other class or series of Preferred Stock (including the Gold-Denominated Preferred Stock, the Gold-Denominated Preferred Stock, Series II, the Silver-Denominated Preferred Stock and the 7 % Convertible Exchangeable Preferred Stock) and any other class or series of stock of the corporation ranking, as to dividends, on a parity with shares of this Series (the shares of any other class or series of Preferred Stock and any other class or series of stock of the corporation ranking, as to dividends, on a parity with shares of this Series being herein referred to as "Parity Dividend Stock"), (i) declare, pay or set apart any amounts for dividends on, or make any other distribution in cash or other property in respect of Class B Common Stock of the corporation or any other stock of the corporation ranking junior to this Series as to dividends or distribution of assets upon liquidation, dissolution or winding up of the affairs of the corporation (the Class B Common Stock and any such other stock being herein referred to as "Junior Stock"), other than a dividend payable solely in Junior Stock, (ii) purchase, redeem or otherwise acquire for value any shares of Junior Stock, directly or indirectly, other than as a result of a reclassification, exchange or conversion of one Junior Stock for or into another Junior Stock, or other than through the use of proceeds of a substantially contemporaneous sale of other Junior Stock, or
(iii) make any payment on account of, or set aside money for, a sinking or other like fund for the purchase, redemption or other acquisition for value of any shares of Junior Stock. For purposes of this Section 2, if any depositary shares have been issued with respect to any series of stock, actions with respect to such depositary shares, including acquisition of and payments on or with respect to such depositary shares, shall be regarded as actions with respect to such series of stock.

          (c) If the funds available for the payment of dividends are insufficient to pay in full the dividends payable on all outstanding shares of this Series and shares of Parity Dividend Stock, the total available funds to be paid in partial dividends on the shares of this Series and shares of Parity Dividend Stock shall be divided among this Series and the Parity Dividend Stock in proportion to the aggregate amounts of dividends accrued and unpaid with respect to this Series and the Parity Dividend Stock. Accruals of dividends shall not bear interest.

     3. Dividend Rate. The Dividend Rate on the shares of this Series for the period from the date of original issue thereof to and including August 1, 1996, shall be $25.00 per annum per share and for each Dividend Period thereafter shall be $35.00 per annum per share. The term "Dividend Period", as used herein, means, with respect to any Dividend Payment Date, the period commencing on the day following the immediately preceding Dividend Payment Date to and including such Dividend Payment Date.

     4. Redemption. (a) The shares of this Series shall not be redeemable prior to August 1, 1996. On and after that date, the corporation may, at its option, redeem the shares of this Series, in whole or in part, at any time or from time to time, as set forth herein, subject to the provisions described below.

          (b) (i) The shares of this Series may be redeemed for Class B Common Stock, at the option of the corporation, at any time on or after August 1, 1996 and prior to August 1, 1999 only if, for 20 Trading Days within any period of 30 consecutive Trading Days, including the last Trading Day of such period, the Current Market Price of the Class B Common Stock on each of such 20 Trading Days exceeds 125 % of the Conversion Price in effect on such Trading Day. In order to exercise this redemption option, the corporation must issue a press release announcing the redemption (the "Press Release") prior to the opening of business on the third Trading Day after the condition in the preceding sentence has been met but in no event prior to August 1, 1996. The Press Release shall announce the redemption and set forth the number of shares of this Series which the corporation intends to redeem. The corporation may redeem shares of this Series pursuant to this Section subsection (b) only if the Class B Common Stock is listed or admitted to trading on a national or regional securities exchange in the United States or reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ").

               (ii) Upon redemption of shares of this Series by the corporation in accordance with Section 4(b)(i) hereof on the date specified in the notice to holders required under
     Section 4(b)(iii) hereof (the "Redemption Date"), each share of this Series so redeemed shall be redeemed for a number of shares of Class B Common Stock equal to $500.00 divided by the Conversion Price as of the opening of business on the Redemption Date. The Redemption Date shall be selected by the corporation, shall be specified in the notice of redemption and shall be not less than 15 days or more than 60 days after the date on which the corporation issues the Press Release.

               Upon any redemption of this Series for Common Stock pursuant to this subsection (b), the corporation shall pay any accrued and unpaid dividends for any Dividend Period ending on or prior to the Redemption Date. If a Redemption Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of shares of this Series at the close of business on such divided payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. In the case of any Redemption Date occurring prior to the record date for the November 1, 1996 Dividend Payment Date, the holders of the shares of this Series to be redeemed on such Redemption Date shall be entitled to any accrued and unpaid dividends through August 1, 1996 but not thereafter. Except as provided above, the corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of this Series called for redemption under this subsection (b) for Class B Common Stock or on the shares of Class B Common Stock issued upon such redemption.

               (iii) If the corporation elects to redeem shares of this Series pursuant to Section 4(b)(i) hereof, notice of such redemption shall be given not more than four Business Days after the date on which the corporation issues the Press Release, to each holder of record of the shares to be redeemed. Such notice shall be provided by first class mail, postage prepaid, at such holder's address as the same appears on the stock records of the corporation, and shall state, as appropriate: (1) the Redemption Date; (2) the number of shares of this Series (expressed in one-twentieths of a share of this Series) to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares (expressed in one-twentieths of a share of this Series) to be redeemed from such holder; (3) the number of shares of Class B Common Stock to be issued with respect to each one-twentieth of a share of this Series; (4) the place or places at which certificates for such shares are to be surrendered for certificates representing shares of Class B Common Stock; and (5) the date on which dividends on the shares to be redeemed shall cease to accrue as provided herein. Failure to mail such notice, or any defect therein or in the mailing thereof, to any particular holder shall not affect the validity of the proceeding for the redemption of any shares so to be redeemed from any other holder.

               At the close of business on the Redemption Date, each holder of shares of this Series to be redeemed (unless the corporation defaults in the delivery of the shares of Class B Common Stock or cash payable on such Redemption
     Date) shall be deemed to be the record holder of the number of shares of Class B Common Stock into which such shares of this Series are to be redeemed, regardless of whether such holder has surrendered the certificates representing such holder's shares of this Series that have been redeemed. As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the corporation shall so require and the notice shall so state), such shares shall be exchanged for certificates of shares of Class B Common Stock and any cash (without interest thereon) for which such shares have been redeemed.

          (c) (i) At any time on or after August 1, 1999, the shares of this Series may be redeemed, in whole or in part, at the option of the corporation at a redemption price of $500.00 per share, plus an amount equal to all accrued and unpaid dividends to and including the date fixed for redemption. The corporation may, except as provided below, pay the redemption price in cash, Class B Common Stock or any combination thereof; provided that the corporation may elect to pay the redemption price in whole or in part in Class B Common Stock only if the Class B Common Stock is listed or admitted to trading on a national or regional securities exchange in the United States or reported by NASDAQ; and provided, further that any accrued and unpaid dividends must be paid in cash.

               (ii) At least 15 days but no more than 60 days prior to the date fixed for the redemption of the shares of this Series in accordance with Section 4(c)(i) hereof (the "Call Date"), a written notice will be mailed to each holder of record (and each beneficial owner to the extent required by law) of shares of this Series to be redeemed, notifying such holder of the corporation's election to redeem such shares, stating the Call Date, stating the corporation's election with respect to whether the payment of the redemption price is to be made in cash, Class B Common Stock or a combination thereof, and calling upon such holder to surrender to the corporation on the Call Date at the place designated in such notice the certificate or certificates representing the shares called for redemption. On or after the Call Date, each holder of shares of this Series to be redeemed must present and surrender his certificate or certificates for such shares to the corporation at the place designated in such notice and thereupon the redemption price of such shares, in the manner elected by the corporation, will be paid and/or delivered to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate will be canceled. Except as provided in Section 4(c)(iv) hereof, the corporation may not change the form of consideration (or components or percentages of components thereof) to be paid by the corporation in respect of such redemption once the corporation has given, or caused to be given, the applicable redemption notice. At the close of business on the Redemption Date, each holder of shares of this Series to be redeemed (unless the corporation defaults in the delivery of the shares of Class B Common Stock or cash payable on such Redemption Date) shall be deemed to be the record holder of the number of shares of Class B Common Stock into which such shares of this Series are to be redeemed, regardless of whether such holder has surrendered the certificates representing such holder's shares of this Series that have been redeemed, dividends on the shares of this Series so redeemed shall cease to accrue, such shares shall be deemed to be no longer outstanding, and all rights of the holders thereof as holders of shares of this Series shall cease and terminate.

               (iii) If the corporation elects to pay the redemption price by the delivery of Class B Common Stock, in whole or in part, the number of shares to be delivered in respect of the specified percentage of the redemption price to be paid in Class B Common Stock shall be equal to the dollar amount of such specified percentage of the redemption price divided by the Market Price of a share of Class B Common Stock.

               (iv) If the Market Price of the Class B Common Stock is less than 90 per cent of the Weighted Average Price of the Class B Common Stock over the five Trading Days immediately prior to the date of the notice of redemption provided for in Section 4(c)(ii) hereof, the corporation, at its option, may elect to pay the entire redemption price on such Call Date in cash, rather than in whole or in part with the shares of Class B Common Stock specified in the notice of redemption; provided that, if the corporation so elects to pay the entire redemption price in cash, the payment thereof shall be deferred until as of the tenth Business Day following publication of the notice of such election (the "Adjourned Call Date"), and in such event the corporation shall pay, in addition to the redemption price, all accrued and unpaid dividends on the shares of this Series to be redeemed through the Adjourned Call Date. Upon determination of the actual number of shares of Class B Common Stock issuable in accordance with the foregoing provisions, the corporation will publish such determination (and, if it is entitled to and so elects, notification of any exercise of the election provided for in the preceding sentence, of the Adjourned Call Date) promptly in The Wall Street Journal or another daily newspaper of national circulation.

          (d) No fractional shares or scrip representing fractions of shares of Class B Common Stock shall be issued upon redemption of this Series. Instead of any fractional interest in a share of Class B Common Stock that would otherwise be deliverable upon the redemption of a share of this Series, the corporation shall pay to the holder of such share an amount in cash (computed to the nearest cent) based upon the Market Price of Class B Common Stock. If more than ore share shall be surrendered for redemption at one time by the same holder, the number of full shares of Class B Common Stock issuable upon redemption thereof shall be computed on the basis of the aggregate number of shares of this Series so surrendered.

          (e) The corporation covenants that any shares of Class B Common Stock issued upon redemption of this Series shall be duly and validly issued, fully paid and non-assessable, shall be issued from its authorized but unissued shares and, except as provided in Section 9 hereof, will be free from all taxes, liens and charges with respect to the issue thereof. The corporation shall endeavor to list the shares of Class B Common Stock required to be delivered upon redemption of this Series, prior to such redemption, upon each national securities exchange, if any, upon which the outstanding Class B Common Stock is listed at the time of such delivery. The corporation shall endeavor to take any action necessary to ensure that any shares of Class B Common Stock issued upon the redemption of this Series are freely transferable and not subject to any resale restrictions under the Securities Act of 1933, as amended (the "Act"), or any applicable state securities or blue sky laws.

          (f) If less than all the outstanding shares of this Series are to be redeemed, the number of shares of this Series to be redeemed and the method of effecting such redemption, whether by lot or pro rata, shall be as determined by the Board of Directors.

          (g) At any time after a notice of redemption has been given in the manner prescribed herein with respect to a redemption in which the corporation has elected to pay the redemption price in whole in cash, and prior to the date fixed for redemption, the corporation may deposit in trust, with a bank or trust company identified in the notice of redemption having capital, surplus and undistributed profits aggregating at least $50,000,000, an aggregate amount of funds sufficient for such redemption (including dividends accrued on the shares of this Series called for redemption to the date fixed for redemption) for immediate payment in the appropriate amounts upon surrender of certificates for such shares. Any interest accrued on such funds shall be paid to the corporation from time to time. Such deposit in trust shall be irrevocable, except that any funds deposited by the corporation which shall not be required for the redemption for which they were deposited because of the exercise of rights of conversion subsequent to the date of deposit shall be returned to the corporation forthwith, and any funds deposited by the corporation which are unclaimed at the end of two years from the date fixed for such redemption shall be paid over to the corporation upon its request, and upon such repayment the holders of the shares so called for redemption shall look only to the corporation for payment of the appropriate amount.

          (h) From and after the date fixed for redemption (unless the corporation shall default in making payment of the amount payable upon such redemption), whether or not certificates for shares so called for redemption have been surrendered by the holders thereof as described below, dividends on the shares of this Series so called for redemption shall cease to accrue, and from and after the date of the deposit of trust funds for the redemption of shares of this Series in accordance with the provisions of Section 4(g) hereof, such shares shall be deemed to be no longer outstanding, and all rights of the holders thereof as stockholders of the corporation (except the right to receive from the corporation the amount payable upon such redemption and, up to the close of business on the date fixed for such redemption, the right to convert such shares as set forth in
Section 7 hereof) shall cease and terminate. Upon surrender in accordance with the notice of redemption of the certificates for any shares of this Series so redeemed (properly endorsed or assigned for transfer if the corporation shall so require and the notice shall so state), the holder thereof shall be entitled to receive payment of the redemption price plus an amount equal to all accrued and unpaid dividends as aforesaid. If less than all of the shares represented by any such surrendered certificate are redeemed, the corporation shall execute and deliver to the holder thereof, or to his written order, a certificate or certificates representing the unredeemed shares.

          (i) In no event shall the corporation redeem less than all the outstanding shares of this Series and shares of any other series of stock of the corporation ranking, as to dividends and distribution of assets upon liquidation, dissolution or winding up of the affairs of the corporation, on a parity with the shares of this Series ("Parity Stock") pursuant to this Section 4 unless full cumulative dividends for all past dividend periods shall have been paid or declared and set apart for payment upon all outstanding shares of this Series and the shares of such Parity Stock.

          (j) In connection with any redemption of shares of this Series solely for cash, the corporation may enter into an agreement with one or more investment bankers or other purchasers for the purchase of the shares to be redeemed from the holders thereof and the conversion of such purchased shares into shares of Class B Common Stock as provided in Section 7 hereof. Such agreement shall provide that the amount to be paid by such purchasers to the holders of the shares of this Series to be redeemed shall not be less than the redemption price for such shares together with all accrued and unpaid dividends thereon to and including the date fixed for redemption and may provide further that such amount be deposited in trust, on or before the close of business on the date fixed for redemption, with a bank or trust company designated by the corporation meeting the requirements set forth in Section 4(g) hereof. Notwithstanding anything to the contrary contained in this Section 4, the obligation of the corporation to pay the redemption price of the shares of this Series to be redeemed, together with accrued and unpaid dividends thereon to the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any shares of this Series to be redeemed that have not been duly surrendered for conversion by the holders thereof may, at the option of the corporation, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in this subsection (j) or in Section 7 hereof) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption, subject to payment of the above amount as aforesaid.

          (k) Definitions. For purposes of this Section 4, the following terms shall have the meanings indicated:

               (i) "accrued and unpaid dividends" in respect of any share of this Series shall mean an amount computed at the Dividend Rate for this Series from the date on which dividends on such share became cumulative to and including the date to which such dividends are to be accrued, less the aggregate amount of all dividends theretofore paid thereon. The amount accrued subsequent to the most recent Dividend Period shall be computed by dividing the quarterly dividend payment by the actual number of days in the uncompleted quarter, and thereafter multiplying this figure by the number of days in such quarter up to and including the date to which dividends are to be accrued.

               (ii) "Business Day" shall mean any day other than a Saturday or Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

               (iii) "Conversion Price" shall have the meaning set forth in, and shall be subject to adjustment from time to time as provided in, Section 7(d) hereof,

               (iv) "Current Market Price" in respect of the Class B Common Stock means the last reported sales price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported in the composite transactions for the New York Stock Exchange or, if such security is not listed or admitted for trading on the New York Stock Exchange, on the principal national or regional securities exchange in the United States on which the Class B Common Stock is listed or admitted to trading, or if the Class B Common Stock is not listed or admitted to trading on a national or regional securities exchange in the United States, on the National Market System of NASDAQ or, if the Class B Common Stock is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ, or if bid and asked prices for such security on such day shall not have been reported through NASDAQ or by the National Quotation Bureau Incorporated, the average of the bid and asked prices on such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors of the corporation.

               (v) "Market Price" means the Weighted Average Price of a share of Class B Common Stock over the five Trading Day period ending on the third Business Day prior to the applicable Redemption Date or Call Date (or, if such third Business Day is not a Trading Day, on the last Trading Day prior to such Business Day), appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days and ending on such Redemption Date or Call Date, of any event described in
     Section 7(d) hereof.

               (vi) "Trading Day" shall mean any day on which the securities in question are traded on the New York Stock Exchange, or if such securities are not listed or admitted for trading on the New York Stock Exchange, on the principal national or regional securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national or regional securities exchange, on the National Market System of NASDAQ, or if such securities are not quoted on such National Market System, in the applicable securities market in which the securities are traded.

               (vii) "Weighted Average Price" of a share of Class B Common Stock on any Trading Day or over any period of Trading Days means the weighted average per share sale price for all sales of shares of Class B Common Stock on such Trading Day or during such period, as the case may be (or, if the information necessary to calculate such weighted average per share sale price is not reported, the average of the high and low sale prices or, if no sales prices are reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) as reported in the composite transactions for the New York Stock Exchange, or if the Class B Common Stock is not listed or admitted to trading on such Exchange, as reported in the composite transactions for the principal national or regional securities exchange in the United States on which the Class B Common Stock is listed or admitted to trading, or if the Class B Common Stock is not listed or admitted to trading on a United States national or regional securities exchange, as reported by NASDAQ or by the National Quotation Bureau Incorporated; provided that, in the absence of such quotations, the corporation shall be entitled to determine the Weighted Average Price on the basis of such quotations as it considers appropriate.

     5. Voting Rights. (a) Except for the voting rights described below and except as otherwise required by law, the holders of shares of this Series shall not be entitled to vote on any matter or to receive notice of, or to participate in, any meeting of the stockholders of the corporation. Each share of Preferred Stock of this Series will be entitled to one vote on matters which holders of such series are entitled to vote.

          (b) The shares of this Series shall be entitled to vote with respect to the election of directors in accordance with Sections (b)(4) and (b)(5) of Article FOURTH of the certificate of incorporation.

          (c) Whenever dividends payable on shares of this Series shall be in default in an aggregate amount equal to or exceeding six full quarterly dividends on all shares of this Series at the time outstanding, the number of directors then constituting the Board of Directors of the corporation shall be increased by two, and holders of shares of this Series shall, in addition to any other voting rights, have the right, voting separately as a class together with holders of all other series of stock of the Company ranking on a parity with shares of this Series either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable (such other series of stock being herein referred to as "Other Voting Stock"), to elect such two additional directors. In such case, the Board of Directors will be increased by two directors, and the holders of shares of this Series (either alone or with the holders of Other Voting Stock) will have the exclusive right as members of such class, as described above, to elect two directors at the next annual meeting of stockholders. Whenever such right of the holders of shares of this Series shall have vested, such right may be exercised initially either at a special meeting of such holders as provided in Section 5(d) hereof or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings. The right of the holders of shares of this Series to vote together as a class with the holders of shares of any Other Voting Stock shall continue until such time as all dividends accrued on outstanding shares of this Series to the Dividend Payment Date next preceding the date of any such determination shall have been paid in full, or declared and set apart in trust for payment, at which time the right of the holders of shares of this Series so to vote shall terminate, except as herein or by law expressly provided, subject to revesting upon the occurrence of a subsequent default of the character mentioned above.

          (d) At any time when the right of the holders of shares of this Series to elect directors as provided in Section 5(c) hereof shall have vested, and if such right shall not already have been initially exercised, a proper officer of the corporation, upon the written request of the holders of record of at least 10 % of the aggregate number of shares of this Series and shares of any Other Voting Stock at the time outstanding, addressed to the Secretary of the corporation, shall call a special meeting of the holders of shares of this Series and of such Other Voting Stock for the purpose of electing directors. Such meeting shall be held at the earliest practicable date upon the same form of notice as is required for annual meetings of stockholders at the place for the holding of annual meetings of stockholders of the corporation (or such other suitable place as is designated by such officer). If such meeting shall not be called by a proper officer of the corporation within 20 days after personal service of such written request upon the Secretary of the corporation, or within 20 days after mailing the same within the United States of America, addressed to the Secretary of the corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of at least 10% of the aggregate number of shares of this Series and shares of any Other Voting Stock at the time outstanding may designate in writing one of their number to call such a meeting at the expense of the corporation, and such meeting may be called by such person so designated upon the same form of notice as is required for annual meetings of stockholders and shall be held at the place for the holding of annual meetings of stockholders of the corporation (or such other suitable place as is designated by such person). Any holder of shares of this Series so designated shall have access to the registry books of the corporation for the purpose of causing a meeting of stockholders to be called pursuant to this subsection (d). Notwithstanding anything to the contrary contained in this subsection (d), no such special meeting shall be called during the period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders of the corporation.

          (e) At any meeting held for the purpose of electing directors at which holders of shares of this Series shall have the right, voting together as a class with holders of shares of any Other Voting Stock to elect directors as provided in Section 5(c) hereof, the presence, in person or by proxy, of the holders of 33 1/3 % of the aggregate number of shares of this Series and shares of such Other Voting Stock at the time outstanding shall be required and be sufficient to constitute a quorum of such class for the election of directors pursuant to such Section 5(c). At any such meeting or adjournment thereof, (i) the absence of a quorum of the shares of this Series and shares of such Other Voting Stock shall not prevent the election of the directors to be elected otherwise than pursuant to Section 5(c) hereof and
(ii) in the absence of a quorum, either of the shares of this Series and shares of such Other Voting Stock or of any other shares of stock of the corporation, or both, a majority of the holders, present in person or by proxy, of the class or classes of stock which lack a quorum shall have the power to adjourn the meeting for the election of directors whom they are entitled to elect, from time to time without notice other than announcement at the meeting, until a quorum shall be present.

          (f) During any period when the holders of shares of this Series shall have the right to vote together as a class with the holders of shares of any Other Voting Stock for directors as provided in Section 5(c) hereof, (i) the directors so elected by such holders shall continue in office until their successors shall have been elected by such holders or until termination of the rights of such holders to vote as a class for directors and
(ii) any vacancies in the Board of Directors shall be filled only by a majority (even if that be only a single director) of the remaining directors theretofore elected by the holders of the class or classes of stock which elected the director whose office shall have become vacant. Immediately upon termination of the right of holders of this Series and any Other Voting Stock to vote as a class for directors, (i) the term of office of the directors so elected shall terminate and (ii) the number of directors shall be such number as may be provided for in the by-laws of the corporation irrespective of any increase pursuant to the provisions of Section 5(c) hereof.

          (g) In addition to any other vote required by law, the corporation shall not (i) amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of the certificate of incorporation (including the terms of this Series) so as to materially and adversely affect any right, preference, privilege or voting power of this Series or (ii) create, authorize or issue any series or class of stock ranking prior, either as to payment of dividends or distributions of assets upon liquidation, dissolution or winding up, to this Series, without the affirmative vote or consent of the holders of at least two-thirds of the aggregate number of shares of this Series at the time outstanding, voting as a separate class; provided, that any increase in the total number of authorized shares of Common Stock (or any series thereof) or Preferred Stock (or any series thereof), or the creation, authorization or issuance of any series of stock ranking, as to dividends or distribution of assets upon liquidation, dissolution or winding up of the affairs of the corporation, on a parity with the shares of this Series will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers; provided, further, that no class vote of the holders of shares of this Series shall be required if, at or prior to the time when the actions described in clause (i) or (ii) of this subsection (g) shall become effective, provision is made in accordance with
Section 4 hereof for the redemption of all shares of this Series at the time outstanding.

     6. Preference upon Liquidation. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, after payment or provision for payment of the debts and other liabilities of the corporation and of dividends and liquidation preferences in respect of any other stock of the corporation ranking senior to the shares of this Series as to such payments, the holders of shares of this Series shall be entitled to receive, out of the remaining net assets of the corporation, the amount of $500.00 in cash for each share of this Series, plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid on each such share up to the date fixed for distribution, before any distribution shall be made to or set apart for the holders of any Junior Stock. If, after payment or provision for payment of the debts and other liabilities of the corporation and of dividends and liquidation preferences in respect of any other stock of the corporation ranking senior to the shares of this Series as to such payments, the remaining net assets of the corporation are not sufficient to pay to the holders of shares of this Series the full amount of their preference set forth above, then the remaining net assets of the corporation shall be divided among and paid to the holders of shares of this Series, holders of shares of any other class or series of Preferred Stock and holders of shares of any other stock of the corporation on a parity with this Series as to dividends and distribution of assets upon liquidation, dissolution or winding up of the affairs of the corporation ratably per share in proportion to the full per share amounts to which they respectively are entitled. For purposes of this subsection (a) and Section 6(b) hereof, a consolidation or merger of the corporation with one or more other corporations or the sale of all or substantially all of the assets of the corporation shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation.

          (b) Subject to the rights of the holders of shares of any series or class of stock ranking prior to this Series and of the holders of any stock of the corporation ranking on a parity as to dividends and distribution of assets upon liquidation, dissolution or winding up of the affairs of the corporation, after payment shall have been made in full to the holders of this Series as provided in Section 6(a) hereof and this subsection
(b), the holders of any Junior Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and shares of this Series shall not be entitled to share therein.

     7. Conversion Privilege. (a) Subject to and upon compliance with the provisions of this Section 7, at the option of the holder thereof, each share of this Series may, at any time (unless shares of this Series shall be called for redemption, then, with respect to shares of this Series so called, until and including, but, if the corporation shall not default in making payment of the amount payable on such redemption, not after, the close of business on the date fixed for redemption), be converted into a number of fully paid and nonassessable shares of Class B Common Stock equal to the quotient obtained by dividing $500.00 by the Conversion Price (as hereinafter defined) in effect at the Date of Conversion (as hereinafter defined).

          (b) In order to exercise the conversion privilege, any holder of shares of this Series to be converted shall surrender such shares to the corporation at any time during usual business hours at the place or places (including a place in the Borough of Manhattan, The City of New York) maintained for such purpose, accompanied by a fully executed written notice, in substantially the form set forth on the reverse of the certificate representing shares of this Series, that the holder elects to convert such shares. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Class B Common Stock shall be issued. Shares of this Series surrendered for conversion shall (if so required by the corporation) be properly endorsed or assigned for transfer by the holder or his attorney duly authorized in writing. The holders of shares of this Series at the close of business on any record date for the payment of dividends on such shares will be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof or the corporation's default in the payment of the dividend due on such Dividend Payment Date. Shares of this Series surrendered for conversion during the period from the close of business on any record date for the payment of dividends on such shares to the opening of business on the corresponding Dividend Payment Date (except shares called for redemption on a Redemption Date or Call Date during the period from such record date to and including the Dividend Payment Date) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of shares of this Series on a record date for the payment of dividends on such shares who converts such shares on a Dividend Payment Date will receive the dividend payable on such shares by the corporation on such date, and the converting holder need not include a payment in the amount of any such dividend upon surrender of such shares for conversion. As promptly as practicable after the receipt of such notice and the surrender of such shares of this Series as aforesaid, the corporation shall, subject to the provisions of
Section 9 hereof, issue and deliver at such place or places referred to in this subsection (b) to such holder, or on his written order, a certificate or certificates for the number of full shares of Class B Common Stock issuable on such conversion of shares of this Series in accordance with the provisions of this Section 7, and cash, as provided in Section 7(c) hereof, in respect of any fraction of a share of Class B Common Stock otherwise issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date (herein called the "Date of Conversion") on which such notice shall have been received by the corporation and such shares of this Series shall have been surrendered as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Class B Common Stock shall be issuable upon such conversion shall be deemed to have become on the Date of Conversion the holder or holders of record of the shares of Class B Common Stock represented thereby; provided, that any such surrender on any date when the registry books of the corporation shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such registry books are open, but such conversion shall nevertheless be at the Conversion Price in effect at the close of business on the date when such shares of this Series shall have been so surrendered with the conversion notice. In the case of conversion of a portion, but less than all, of the shares of this Series represented by a certificate surrendered for conversion, the corporation shall execute, and deliver to the holder thereof, or on his written order, a certificate or certificates representing the shares of this Series which the holder has not elected to convert into shares of Class B Common Stock. No payment or adjustment shall be made for dividends accrued on the shares of this Series converted as provided in this Section 7 or for dividends or distributions accrued on any Class B Common Stock.

          (c) No fractions of shares or scrip representing fractions of shares shall be issued upon conversion of shares of this Series. If more than one share of this Series shall be surrendered for conversion at one time by the same holder, the number of full shares of Class B Common Stock which shall be issuable upon conversion of such shares shall be computed on the basis of the aggregate number of shares of this Series surrendered for conversion. If any fraction of a share of Class B Common Stock would, except for the provisions of this subsection
(c), be issuable on the conversion of any shares of this Series, the corporation shall make payment in lieu thereof in an amount of United States dollars equal to the value of such fraction computed on the basis of the closing price of the Class B Common Stock as reported on the Composite Tape for New York Stock Exchange - Listed Stocks (or if the Class B Common Stock is not listed or admitted to trading on such exchange on the Date of Conversion, then on the principal national or regional securities exchange on which the Class B Common Stock is then listed or admitted to trading, or, if not listed or admitted to trading on any national or regional securities exchange, then as reported by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting information) on the last Trading Day (as hereinafter defined) prior to the Date of Conversion or if no such sale takes place on such day, the last sale price for such day shall be the average of the closing bid and asked prices regular way on the New York Stock Exchange (or if the Class B Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Class B Common Stock is then listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, the average of the highest bid and lowest asked prices as reported by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting information) (any such last sale price being herein referred to as the "Last Sale Price"). If on such Trading Day the Class B Common Stock is not quoted by any such organization, the fair value of such Class B Common Stock on such day, as determined by the Board of Directors, shall be used. For the purpose of this subsection (c), the term "Trading Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on such exchange or in such market.

          (d) The Conversion Price per share of Class B Common Stock issuable upon conversion of shares of this Series (herein called the "Conversion Price") initially shall be $29.94 as of the Initial Filing Date (as defined in the Certificate of Incorporation). The Conversion Price shall be subject to adjustment from time to time as follows:

               (i)  In case the corporation shall (1) pay a
     dividend or make a distribution in shares of Class B Common Stock, (2) subdivide its outstanding shares of Class B Common Stock into a greater number of shares or (3) combine its outstanding shares of Class B Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any shares of this Series thereafter surrendered for conversion shall be entitled to receive the number of shares of Class B Common Stock which he would have owned or have been entitled to receive immediately following such action had such shares been converted immediately prior thereto. An adjustment made pursuant to this subsection
     (d)(i) shall become effective immediately, except as provided in subsection (d)(v) below, after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

               (ii) In case the corporation shall issue rights, warrants or options to all holders of Class B Common Stock entitling them (for a period not exceeding 45 days from the date of such issuance) to subscribe for or purchase shares of Class B Common Stock at a price per share less than the Recent Market Price per share (as determined pursuant to subsection (d)(iv) below) of the Class B Common Stock on the record date mentioned below, the Conversion Price shall be adjusted to a price, computed to the nearest cent, so that the same shall equal the price determined by multiplying:

                    (1)  the Conversion Price in effect
          immediately prior to the date of issuance of such rights or warrants by a fraction, of which

                    (2) the numerator shall be (A) the number of shares of Class B Common Stock outstanding on the date of issuance of such rights, warrants or options, immediately prior to such issuance, plus (B) the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Recent Market Price, (determined by multiplying such total number of shares by the exercise price of such rights, warrants or options and dividing the product so obtained by such Recent Market Price), and of which

                    (3)  the denominator shall be (A) the number
          of shares of Class B Common Stock outstanding on the date of issuance of such rights, warrants or options, immediately prior to such issuance, plus (B) the number of additional shares of Class B Common Stock which are so offered for subscription or purchase.

     Such adjustment shall become effective immediately, except as provided in subsection (d)(v) below, after the record date for the determination of holders entitled to receive such rights, warrants or options.

               (iii) In case the corporation shall distribute to all or substantially all holders of Class B Common Stock evidences of indebtedness, equity securities (including equity interests in the corporation's Subsidiaries (as hereinafter defined)) other than Class B Common Stock, or other assets (other than cash dividends paid out of earned surplus of the corporation or, if there shall be no earned surplus, out of net profits for the fiscal year in which the dividend is made and/or the preceding fiscal year), or shall distribute to all or substantially all holders of Class B Common Stock rights or warrants to subscribe for securities (other than those referred to in subsection (d)(ii) above), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying:

                    (1)  the Conversion Price is effect
          immediately prior to the date of such distribution by a fraction, of which

                    (2) the numerator shall be the Recent Market Price per share (as determined pursuant to subsection
          (d)(iv) below) of the Class B Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value, and described in a resolution of the Board of Directors filed with the transfer agent for the shares of this Series) of the portion of the assets, evidences of indebtedness and equity securities so distributed or of such subscription rights or warrants applicable to one share of Class B Common Stock, and of which

                    (3)  the denominator shall be such Recent
          Market Price per share of the Class B Common Stock.

     Such adjustment shall become effective immediately, except as provided in subsection (d)(v) below, after the record date for the determination of stockholders entitled to receive such distribution. As used herein, the term "Subsidiary" means (i) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are at the time directly or indirectly owned by the corporation or (ii) any partnership of which more than 50 % of the partnership interests are owned by the corporation or any Subsidiary.

               (iv) For purposes of any computation under subsections (d)(ii) and (d)(iii) above, the Recent Market Price per share of Class B Common Stock on any date shall be deemed to be the average of the Last Sale Prices of a share of Class B Common Stock for the five consecutive Trading Days selected by the corporation commencing not more than 20 Trading Days before and ending not later than the earliest of the date in question and the date before the "ex" date with respect to the issuance or distribution requiring such computation. If on any such Trading Day the Class B Common Stock is not quoted by any organization referred to in the definition of Last Sale Price in Section 7(c) hereof, the fair value of the Class B Common Stock on such day, as determined by the Board of Directors, shall be used. For purposes of this paragraph, the term "'ex' date", when used with respect to any issuance or distribution, means the first date on which the Class B Common Stock trades regular way on the principal national securities exchange on which the Class B Common Stock is listed or admitted to trading (or, if not so listed or admitted, on NASDAQ or a similar organization if NASDAQ is no longer reporting trading information) without the right to receive such issuance or distribution.

               (v) In any case in which this subsection (d) shall require that an adjustment be made immediately following a record date, the corporation may elect to defer the effectiveness of such adjustment (but in no event until a date later than the effective time of the event giving rise to such adjustment), in which case the corporation shall, with respect to any shares of this Series converted after such record date and before such adjustment shall have become effective (1) defer paying any cash payment pursuant to Section 7(c) hereof or issuing to the holder of shares of this Series the number of shares of Class B Common Stock issuable upon conversion in excess of the number of shares of Class B Common Stock issuable thereupon only on the basis of the Conversion Price prior to adjustment and (2) not later than five business days after such adjustment shall have become effective, pay to such holder the appropriate cash payment pursuant to Section 7(c) hereof and issue to such holder the additional shares of Class B Common Stock issuable on such conversion.

               (vi) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1 % in the Conversion Price; provided, that any adjustments which by reason of this subsection (d)(vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 7 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

               (vii)     Whenever the Conversion Price is
     adjusted as herein provided, the corporation shall promptly
     (1) file with the transfer agent for the shares of this Series a certificate of an officer of the corporation (an "Officer's Certificate") setting forth the Conversion Price after such adjustment and setting forth in reasonable detail the facts requiring such adjustment and the calculations on which the adjustment is based, which certificate shall be conclusive evidence of the correctness of such adjustment and (2) mail or cause to be mailed a notice of such adjustment to each holder of shares of this Series at his address as the same appears on the registry books of the corporation.

Notwithstanding anything in this Section 7 to the contrary, the corporation shall be entitled to make such reductions in the Conversion Price, in addition to those required by this Section 7, as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision or combination of shares, distribution of rights or warrants to purchase stock or securities, distribution of securities convertible into or exchangeable for stock, or distribution of assets (other than cash dividends) hereafter made by the corporation to its stockholders shall not be taxable.

          (e) In case of any reclassification or change of outstanding shares of Class B Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation of the corporation with, or merger of the corporation into, any other Person, or any merger of another Person into the corporation (other than a merger which does not result in any reclassification, change, conversion, exchange or cancellation of outstanding shares of Class B Common Stock) or any sale or transfer of all or substantially all of the assets of the corporation, the corporation, or the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall make effective provision in the articles or certificate of incorporation, providing that the holder of each share of this Series then outstanding shall have the right thereafter to convert such share only into the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale or transfer, by a holder of the number of shares of Class B Common Stock into which such shares of this Series might have been converted immediately prior to such reclassification, change, consolidation, merger, sale or transfer, assuming such holder of Class B Common Stock of the corporation (i) is not a Person with which the corporation consolidated or into which the corporation merged or which merged into the corporation or to which such sale or transfer was made, as the case may be ("constituent Person"), or an Affiliate (as hereinafter defined) of a constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale or transfer is not the same for each share of Class B Common Stock of the corporation held immediately prior to such reclassification, change, consolidation, merger, sale or transfer by others than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this subsection
(e) the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such articles or certificate of incorporation shall provide for adjustments which, for events subsequent to the effective date of such articles or certificate of incorporation, shall be as nearly equivalent as may be practicable to the adjustments provided for herein. The above provisions of this subsection (e) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or transfers.

          For the purpose of this subsection (e), the term "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof, and the term "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of the definition of "Affiliate", the term "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          (f) The corporation shall reserve, free from preemptive rights, out of its authorized but unissued shares, sufficient shares of Class B Common Stock to provide for the conversion of the shares of this Series from time to time outstanding as such shares of this Series are presented for conversion.

          (g) The corporation covenants that all shares of Class B Common Stock which may be issued upon conversion of shares of this Series will upon issue be duly and validly issued, fully paid and nonassessable by the corporation and except as provided in Section 9 hereof free from all taxes, liens and charges with respect to the issue thereof.

     8.   Notice of Certain Events. In case:

          (a) the corporation shall declare a dividend (or any other distribution) payable to the holders of Class B Common Stock (otherwise than cash dividends paid out of the earned surplus of the corporation or, if there shall be no earned surplus, out of net profits for the fiscal year in which the dividend is made and/or the preceding fiscal year, and dividends payable in Class B Common Stock); or

          (b) the corporation shall authorize the granting to the holders of Class B Common Stock of rights to subscribe for or purchase any shares of stock of any class or of any other rights or warrants; or

          (c)  the corporation shall authorize any
reclassification or change of the Class B Common Stock (other than a subdivision or combination of its outstanding shares of Class B Common Stock or a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation, merger or share exchange to which the corporation is a party and for which approval of any stockholders of the corporation is required, or the sale or conveyance of all or substantially all the property or business of the corporation; or

          (d) there shall be proposed any voluntary or involuntary dissolution, liquidation or winding-up of the corporation; then, the corporation shall cause to be filed at the place or places maintained for the purpose of conversion of shares of this Series as provided in Section 7(b) hereof, and shall cause to be mailed to each holder of shares of this Series, at his address as it shall appear on the registry books of the corporation, as promptly as possible but in any event at least 20 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating the date on which (i) a record is expected to be taken for the purpose of such dividend, distribution, rights, or warrants, or if a record is not to be taken, the date as of which the holders of Class B Common Stock of record to be entitled to such dividend, distribution, rights, or warrants are to be determined, or (ii) such reclassification, change, consolidation, merger, share exchange, sale, transfer, conveyance, dissolution, liquidation or winding-up is expected to become effective and the date, if any is to be fixed, as of which it is expected that holders of Class B Common Stock of record shall be entitled to exchange their shares of Class B Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, share exchange, sale, transfer, conveyance, dissolution, liquidation or winding-up.

     9. Taxes. The corporation will pay any and all documentary, stamp or similar taxes payable to the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of (a) certificates for shares of this Series on redemption of less than all of the shares represented by any certificate for such shares surrendered for redemption or (b) certificates for shares of Class B Common Stock on redemption or conversion of shares of this Series pursuant to Section 4 or Section 7 hereof; provided, that the corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of certificates for shares of this Series or Class B Common Stock, as the case may be, in a name other than that of the holder of shares of this Series to be redeemed or converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the corporation the amount of any such tax or has established, to the satisfaction of the corporation, that such tax has been paid. The corporation extends no protection with respect to any other taxes imposed in connection with such redemption or conversion of shares of this Series.

     10. No Other Rights. The shares of this Series shall not have any relative, participating, optional or other special rights and powers other than as set forth herein and other than any which may be provided by law.

     11. Miscellaneous. Capitalized terms which are defined in this Exhibit are defined only for the purposes of this Exhibit, and not for the purposes of other Exhibits to the certificate of incorporation. Unless otherwise indicated, section references contained in this Exhibit refer to the corresponding sections of this Exhibit.



                                                        EXHIBIT B






                   CERTIFICATE OF DESIGNATIONS

                               OF

                GOLD-DENOMINATED PREFERRED STOCK
                   (Par Value $0.10 Per Share)

                               OF

               FREEPORT-McMoRan COPPER & GOLD INC.


     The number, voting powers, designations, preferences, rights, qualifications, limitations and restrictions of the corporation's Gold-Denominated Preferred Stock are as set forth below:

     1. Designation. (a) 300,000 shares of Preferred Stock of the corporation are hereby constituted as a series of Preferred Stock designated as "Gold-Denominated Preferred Stock" (hereinafter called "this Series"). Each share of this Series shall be identical in all respects with the other shares of this Series. The Board of Directors is authorized to increase or decrease (but not below the number of shares of this Series then outstanding) the number of shares of this Series.

          (b) Shares of this Series which have been redeemed for cash as hereinafter provided or purchased by the corporation shall be canceled, and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series, and may be reissued as a part of this Series or may be reclassified and reissued as part of a new or existing series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, all subject to the conditions or restrictions on issuance set forth in any resolution or resolutions adopted by the Board of Directors providing for the issue of such series of Preferred Stock.

     2. Dividends. (a) The holders of shares of this Series shall be entitled to receive, but only out of funds legally available therefor, cash dividends as hereinafter provided. Such dividends shall be paid when, as and if declared by the Board of Directors on the first day of February, May, August and November in each year until and including August 1, 2003 (each such date being referred to herein as a "Dividend Payment Date") to holders of record on the record date determined by the Board of Directors in advance of the payment of each particular dividend; provided that dividends payable on August 1, 2003 (the "Mandatory Redemption Date") shall be paid as provided in Section 4 hereof. Such dividends shall be cumulative from the date of original issuance of the shares of this Series.

          (b) So long as any shares of this Series shall be outstanding, the corporation shall not, unless full cumulative dividends for all past dividend periods shall have been paid or declared and set apart for payment upon all outstanding shares of this Series and the shares of any other class or series of Preferred Stock (including the Gold-Denominated Preferred Stock, Series II, the Silver-Denominated Preferred Stock, the Step-Up Convertible Preferred Stock and the 7 % Convertible Exchangeable Preferred Stock) and any other class or series of stock of the corporation ranking, as to dividends, on a parity with shares of this Series (the shares of any other class or series of Preferred Stock and any other class or series of stock of the corporation ranking, as to dividends, on a parity with shares of this Series being herein referred to as "Parity Dividend Stock"), (i) declare, pay or set apart any amounts for dividends on, or make any other distribution in cash or other property in respect of, the Class A Common Stock of the corporation, the Class B Common Stock of the corporation or any other stock of the corporation ranking junior to this Series as to dividends or distribution of assets upon liquidation, dissolution or winding up of the affairs of the corporation (the Class A Common Stock, the Class B Common Stock and any such other stock being herein referred to as "Junior Stock"), other than a dividend payable solely in Junior Stock, (ii) purchase, redeem or otherwise acquire for value any shares of Junior Stock, directly or indirectly, other than as a result of a reclassification, exchange or conversion of one Junior Stock for or into another Junior Stock, or other than through the use of proceeds of a substantially contemporaneous sale of other Junior Stock, or (iii) make any payment on account of, or set aside money for, a sinking or other like fund for the purchase, redemption or other acquisition for value of any shares of Junior Stock. For purposes of this Section 2 and of Section 4(f) hereof, if any depositary shares have been issued with respect to any series of stock, actions with respect to such depositary shares, including acquisition of and payments on or with respect to such depositary shares, shall be regarded as actions with respect to such series of stock.

          (c) If the funds available for the payment of dividends are insufficient to pay in full the dividends payable on all outstanding shares of this Series and shares of Parity Dividend Stock, the total available funds to be paid in partial dividends on the shares of this Series and shares of Parity Dividend Stock shall be divided among this Series and the Parity Dividend Stock in proportion to the aggregate amounts of dividends accrued and unpaid with respect to this Series and the Parity Dividend Stock. Accruals of dividends shall not bear interest.

     3. Dividend Rate. (a) The Dividend Rate per quarter on each share of this Series shall be an amount equal to the Dollar Equivalent Value (as defined below) of 0.0175 ounces of gold. "Dollar Equivalent Value" means the applicable Reference Gold Price multiplied by the applicable number of ounces of gold. "Reference Gold Price" means, when used to calculate the amount of any dividend payable on any Dividend Payment Date (other than the Mandatory Redemption Date, as to which the calculation shall be made as provided in Section 4(k)(iv) hereof) the arithmetic average of the London P.M. gold fixing price (or A.M. gold fixing price if there is no P. M. gold fixing price on the applicable trading date) for an ounce of gold in the London bullion market on each of the five trading days ending on the second trading day prior to the last day of the calendar quarter immediately preceding such Dividend Payment Date, as published in The Wall Street Journal (Eastern Edition) (or, if such prices are not published in The Wall Street Journal, as published in the Financial Times). If for any reason gold is not traded during any relevant period in the London bullion market or is not quoted in U.S. dollars in such market, gold will be valued during such period or portion thereof, as the case may be, on the basis of trading prices, quoted in U.S. dollars, in the then principal international trading market for gold as determined by the corporation's Board of Directors. On or before the fifth business day preceding each record date for the payment of a dividend in respect of the shares of this Series, the corporation will cause to be published in The Wall Street Journal (Eastern Edition) or, if such newspaper is not then published, in a newspaper or other publication of national circulation, the amount of (and if the shares of this Series are represented by depositary shares, the amount so payable per depositary share) the dividend payable in respect of each share of this Series on the next succeeding Dividend Payment Date.

          (b) Dividends shall be calculated on the basis of a year of 360 days consisting of 12 30-day months. The term "Dividend Period", as used herein, means, with respect to any Dividend Payment Date, the period commencing on the day following the immediately preceding Dividend Payment Date to and including such Dividend Payment Date.

     4. Redemption. (a) The shares of this Series shall be subject to mandatory redemption by the corporation, out of funds legally available therefor, on the Mandatory Redemption Date at the Dollar Equivalent Value of 2.0 ounces of gold per share plus accrued and unpaid dividends (as hereinafter defined) to the Mandatory Redemption Date.

          (b) The shares of this Series shall not be subject to redemption at the option of the corporation except as described in this subsection (b). If on any Dividend Payment Date the total number of shares of this Series outstanding shall be less than 15 % of the total number of shares of this Series outstanding on the 40th day following the date of original issuance of the shares of this Series, the corporation shall have the option to redeem the outstanding shares of this Series, in whole but not in part, out of funds legally available therefor, at an amount equal to the Dollar Equivalent Value of 2.0 ounces of gold per share plus accrued and unpaid dividends (as hereinafter defined) to the date fixed for redemption. For purposes of determining the number of shares of this Series outstanding on any Dividend Payment Date, the shares of this Series acquired by the corporation on or prior to such Dividend Payment Date and not theretofore canceled (or in the case of any shares of this Series represented by depositary shares, the depositary shares representing shares of this Series acquired by the corporation on or prior to such Dividend Payment Date and not theretofore delivered to the depositary for the depositary shares for cancellation) shall be deemed to be outstanding. Notice of any such redemption as described in this
Section 4(b) shall be mailed to holders of the shares of this Series within 30 days after such Dividend Payment Date in accordance with the provisions of Section 4(c) hereof.

          (c) At least 30 days but no more than 60 days prior to the date fixed for redemption of the shares of this Series in accordance with Section 4(a) or (b) hereof (the "Call Date"), a written notice will be mailed to each holder of record (and each beneficial owner to the extent required by law) of shares of this Series to be redeemed, notifying such holder of the corporation's election to redeem such shares if such redemption is pursuant to
Section 4(b) hereof, setting forth the method for determining the amount payable per share of this Series on the Call Date, stating the Call Date and calling upon such holder to surrender to the corporation on the Call Date at the place designated in such notice the certificate or certificates representing the shares called for redemption.

          (d) At any time after a notice of redemption has been given in the manner prescribed in Section 4(a) or (b) and the amount payable on the date fixed for redemption can be determined by the corporation, and prior to the date fixed for redemption, the corporation may deposit in trust, with a bank or trust company identified in the notice of redemption having capital, surplus and undistributed profits aggregating at least $50,000,000, an aggregate amount of funds sufficient for such redemption (including dividends accrued on the shares of this Series called for redemption to the date fixed for redemption) for immediate payment in the appropriate amounts upon surrender of certificates for such shares. Any interest accrued on such funds shall be paid to the corporation from time to time. Such deposit in trust shall be irrevocable, except that any funds deposited by the corporation which are unclaimed at the end of two years from the date fixed for such redemption shall be paid over to the corporation upon its request, and upon such repayment the holders of the shares so called for redemption shall look only to the corporation for payment of the appropriate amount.

          (e) From and after the date fixed for redemption (unless the corporation shall default in making payment of the amount payable upon such redemption), whether or not certificates for shares so called for redemption have been surrendered by the holders thereof as described below, dividends on the shares of this Series so called for redemption shall cease to accrue, and from and after the date of the deposit of trust funds for the redemption of shares of this Series in accordance with the provisions of Section 4(d) hereof, such shares shall be deemed to be no longer outstanding, and all rights of the holders thereof as stockholders of the corporation (except the right to receive from the corporation the amount payable upon such redemption) shall cease and terminate. Upon surrender in accordance with the notice of redemption of the certificates for any shares of this Series so redeemed (properly endorsed or assigned for transfer if the corporation shall so require and the notice shall so state), the holder thereof shall be entitled to receive payment of the redemption price plus an amount equal to all accrued and unpaid dividends as aforesaid.

          (f) If the corporation shall have failed to redeem all outstanding shares of this Series on the Mandatory Redemption Date then, until it shall have redeemed all outstanding Shares of this Series, the corporation may not (i) declare, pay or set apart any amounts for dividends on, or make any other distribution in cash or other property in respect of, any Junior Stock other than a dividend payable solely in Junior Stock, (ii) purchase, redeem or otherwise acquire for value any shares of Junior Stock, directly or indirectly, other than as a result of a reclassification, exchange or conversion of one Junior Stock for or into another Junior Stock, or other than through the use of proceeds of a substantially contemporaneous sale of other Junior Stock, (iii) make any payment on account of, or set aside money for, a sinking or other like fund for the purchase, redemption or other acquisition for value of any shares of Junior Stock or (iv) purchase, redeem or otherwise acquire for value any shares of stock of the corporation ranking on a parity with the shares of this Series as to dividends or distribution of assets upon liquidation, dissolution or winding up ("Parity Stock").

          (g) (i) Within 90 days following each Calculation Date (as defined below), the corporation shall be required to prepare a certificate (a "Corporation Certificate") setting forth its determination of the Reserve Coverage Ratio (as defined below) as of such Calculation Date. If the Reserve Coverage Ratio, as shown on the Corporation Certificate prepared with respect to any Calculation Date is less than 5.0, the corporation will be required to make an offer (a "Reserve Coverage Offer") to purchase, out of funds legally available therefor, at a price equal to the liquidation preference thereof as of the Purchase Date (as hereinafter defined), plus accrued and unpaid dividends (as defined below) to the Purchase Date, the smallest number of shares of this Series (rounded to the nearest 500 shares) such that, if all such shares had been repurchased on the relevant Calculation Date, the Reserve Coverage Ratio on that date would have been greater than or equal to 5.0. If the Corporation Certificate prepared with respect to any Calculation Date shows that the Reserve Coverage Ratio is less than 5.0, the corporation shall include on such Corporation Certificate its calculation of the number of shares of this Series for which it is required to make an offer (the "Offer Amount").

               (ii) If required to make a Reserve Coverage Offer, the corporation will commence such offer not more than 60 days after the date of the Corporation Certificate prepared with respect to the applicable Calculation Date, by mailing a notice to all holders of record of the shares of this Series setting forth (A) that such notice is being given pursuant to a Reserve Coverage Offer, (B) the Offer Amount,
     (C) the method for determining the amount payable per share of this Series on the Purchase Date, (D) the last date ("the Purchase Date"), which shall not be less than 30 nor more 60 days after the date of such notice, by which a holder must elect whether to accept the Reserve Coverage Offer, (E) the procedures that such holder must follow to exercise its rights and (F) the procedures for withdrawing an election. The corporation shall also cause a copy of such notice to be published in The Wall Street Journal (Eastern Edition) or another daily newspaper of national circulation.

               (iii) Holders electing to have shares of this Series purchased by the corporation pursuant to a Reserve Coverage Offer will be required to surrender the certificates representing such shares, with an appropriate form duly completed, to the corporation prior to the Purchase Date. Holders will be entitled to withdraw an election by a written notice of withdrawal delivered to the corporation prior to the close of business on the Purchase Date. The notice of withdrawal shall state the number of shares of this Series and certificate numbers to which the notice of withdrawal relates and the number of shares and certificate numbers, if any, which remain subject to the election. If the aggregate number of shares of this Series tendered exceeds the Offer Amount, the corporation will select the shares of this Series to be purchased on a pro rata basis as nearly as practicable. The corporation shall, as promptly as reasonably practicable after the Purchase Date, cause payment to be mailed or delivered to each tendering holder in the amount of the purchase price, and any unpurchased shares of this Series to be returned to the holder thereof.

          (h) If, at the time of the mandatory redemption on the Mandatory Redemption Date or a Reserve Coverage Offer, the funds of the corporation legally available for redemption or repurchase of the shares of this Series are insufficient to redeem or repurchase such shares, and all of the shares of any other series of Parity Stock which the corporation is then obligated to redeem) or repurchase, (i) the total legally available funds shall be allocated among the shares of this Series and of such other series in proportion to the aggregate dollar amount of redemption or other repurchase obligations with respect to this Series and such other series and (ii) the portion of such funds allocated to this Series will be used to redeem or repurchase the maximum possible number of shares, pro rata based upon the number of shares to be redeemed or delivered for purchase, as the case may be. At any time thereafter when additional funds of the corporation become legally available for such purpose, after giving effect to the foregoing allocation provisions, such funds shall immediately be used to redeem or purchase, as the case may be, any additional shares of this Series which the corporation is obligated to redeem or purchase, as the case may be, but which it has not so redeemed or purchased.

          (i) The corporation shall not have the right to redeem shares of this Series pursuant to Section 4(a) or (b) hereof unless full cumulative dividends for all past dividend periods shall have been paid or declared and set aside for payment upon all outstanding shares of this Series and all outstanding shares of other series of stock of the corporation ranking, as to dividends, on a parity with the shares of this Series.

          (j) The corporation will not consummate or permit any subsidiary to consummate any transaction involving the corporation which would cause the Reserve Coverage Ratio to fall below 5.0 unless, immediately following consummation of such transaction, the corporation will have sufficient legally available funds immediately following consummation of such transaction to complete any Reserve Coverage Offer required as a result thereof.

          (k) Definitions. For purposes of this Section 4, the following terms shall have the meanings indicated:

               (i) "accrued and unpaid dividends" per share of this Series (A) upon redemption on the Mandatory Redemption Date, (B) in the case of any Reserve Coverage Offer, (C) in the case of any optional redemption and (D) in the case of a liquidation event, shall be equal to the sum of (x) the aggregate amount of any accrued and unpaid dividends on such share through the next preceding Dividend Payment Date (calculated as provided in Section 3 hereof) plus (y) a proportionate amount of the regular quarterly dividend at the Dividend Rate for the period from the day following the immediately preceding Dividend Payment Date through the redemption date, Purchase Date or date of liquidating distribution (calculated on the basis of a year of 360 days consisting of twelve 30-day months) multiplied by the Reference Gold Price used to calculate the other amounts payable to holders of the shares of this Series in connection with such redemption, purchase or liquidation event. If a quarterly dividend is not declared and paid as provided in Section 3 hereof, the unpaid dividend that shall cumulate for such Dividend Period will be the amount of the dividend that would have been payable on the Dividend Payment Date if such dividend had been timely paid.

               (ii) "Calculation Date" means (i) December 31 of each year and (ii) the date of the consummation of each transaction undertaken by the corporation or any subsidiary of the corporation which would either (a) cause the Reserve Amount, as estimated by the corporation, to decrease by 50% or more from the preceding Calculation Date or (b) cause the Reserve Coverage Ratio, as estimated by the corporation, to fall below 5.0.

               (iii) The "Gold Amount" as of any Calculation Date means the product of (x) 2.0 ounces of gold and (y) the number of shares of this Series issued and outstanding as of such Calculation Date less the number of shares of this Series acquired by the corporation on or prior to the date of preparation of a Corporation Certificate with respect to such Calculation Date.

               (iv) The "Reference Gold Price," when used to calculate any amount payable with respect to the shares of this Series (other than dividends payable on any Dividend Payment Date other than the Mandatory Redemption Date) or to purchase any shares of this Series on any date means the arithmetic average of the London P.M. gold fixing price (or A.M. gold fixing price if there is no P.M. gold fixing price on the applicable trading date) for an ounce of gold in the London bullion market, as published in The Wall Street Journal (Eastern Edition) (or, if such prices are not published in The Wall Street Journal (Eastern Edition), as published in the Financial Times) on each of the twenty trading days ending on the second trading day prior to (i) in the case of the mandatory redemption of shares of this Series, the Mandatory Redemption Date, (ii) in the case of any offer to purchase shares of this Series due to a failure to meet the minimum Reserve Coverage Ratio on any Calculation Date, the date of commencement of such Reserve Coverage Offer, (iii) in the case of any optional redemption of shares of this Series, the date fixed for such redemption and (iv) in the case of a liquidation event, the date 30 days prior to the date fixed for the liquidating distribution. If for any reason gold is not traded during any relevant period in the London bullion market or is not quoted in U.S. dollars in such market, gold will be valued during such period or portion thereof, as the case may be, on the basis of trading prices, quoted in U.S. dollars, in the then principal international trading market for gold as determined by the corporation's Board of Directors.

               (v) The "Reserve Amount" as of any Calculation Date means the corporation's Proportionate Interest in the estimated proved and probable gold reserves of the corporation and of any entity in which the corporation has a direct or indirect beneficial ownership interest. The estimated proved and probable gold reserves shall be determined based upon evaluation methods generally applied by the mining industry. The corporation's "Proportionate Interest" in any estimated proved and probable gold reserves shall be the corporation's direct or indirect beneficial ownership interest in such reserves, giving effect to reductions required to reflect any beneficial ownership interest of any person other than the corporation in such reserves.

               (vi) The "Reserve Coverage Ratio" shall be determined as of each Calculation Date by dividing (i) the Reserve Amount as of such Calculation Date by (ii) the Gold
     Amount as of such date.

     5. Voting Rights. (a) Except for the voting rights described below and except as otherwise provided by law, the holders of shares of this Series shall not be entitled to vote on any matter or to receive notice of, or to participate in, any meeting of the stockholders of the corporation. Each share of Preferred Stock of this Series will be entitled to one vote on matters which holders of such Series are entitled to vote.

          (b) The shares of this Series shall be entitled to vote with respect to the election of directors in accordance with Sections (b)(iv) and (b)(v) of Article FOURTH of the certificate of incorporation.

          (c) Whenever dividends payable on shares of this Series shall be in default in an aggregate amount equal to or exceeding six full quarterly dividends on all shares of this Series at the time outstanding, the number of directors then constituting the Board of Directors of the corporation shall be increased by two, and holders of shares of this Series shall, in addition to any other voting rights, have the right, voting separately as a class together with holders of all other series of stock of the Company ranking on a parity with shares of this Series either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable (such other series of stock being herein referred to as "Other Voting Stock"), to elect such two additional directors. In such case, the Board of Directors will be increased by two directors, and the holders of shares of this Series (either alone or with the holders of Other Voting Stock) will have the exclusive right as members of such class, as described above, to elect two directors at the next annual meeting of stockholders. Whenever such right of the holders of shares of this Series shall have vested, such right may be exercised initially either at a special meeting of such holders as provided in Section 5(d) hereof or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings. The right of the holders of shares of this Series to vote together as a class with the holders of shares of any Other Voting Stock shall continue until such time as all dividends accrued on outstanding shares of this Series to the Dividend Payment Date next preceding the date of any such determination shall have been paid in full, or declared and set apart in trust for payment, at which time the right of the holders of shares of this Series so to vote shall terminate, except as herein or by law expressly provided, subject to revesting upon the occurrence of a subsequent default of the character mentioned above.

          (d) At any time when the right of the holders of shares of this Series to elect directors as provided in Section 5(c) hereof shall have vested, and if such right shall not already have been initially exercised, a proper officer of the corporation, upon the written request of the holders of record of at least 10 % of the aggregate number of shares of this Series and shares of any Other Voting Stock at the time outstanding, addressed to the Secretary of the corporation, shall call a special meeting of the holders of shares of this Series and of such Other Voting Stock for the purpose of electing directors. Such meeting shall be held at the earliest practicable date upon the same form of notice as is required for annual meetings of stockholders at the place for the holding of annual meetings of stockholders of the corporation (or such other suitable place as is designated by such officer). If such meeting shall not be called by a proper officer of the corporation within 20 days after personal service of such written request upon the Secretary of the corporation, or within 20 days after mailing the same within the United States of America, addressed to the Secretary of the corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of at least 10% of the aggregate number of shares of this Series and shares of any Other Voting Stock at the time outstanding may designate in writing one of their number to call such a meeting at the expense of the corporation, and such meeting may be called by such person so designated upon the same form of notice as is required for annual meetings of stockholders and shall be held at the place for the holding of annual meetings of stockholders of the corporation (or such other suitable place as is designated by such person). Any holder of shares of this Series so designated shall have access to the registry books of the corporation for the purpose of causing a meeting of stockholders to be called pursuant to this subsection (c). Notwithstanding anything to the contrary contained in this subsection (d), no such special meeting shall be called during the period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders of the corporation.

          (e) At any meeting held for the purpose of electing directors at which holders of shares of this Series shall have the right, voting together as a class with holders of shares of any Other Voting Stock to elect directors as provided in Section 5(c) hereof, the presence, in person or by proxy, of the holders of 33 1/3% of the aggregate number of shares of this Series and shares of such Other Voting Stock at the time outstanding shall be required and be sufficient to constitute a quorum of such class for the election of directors pursuant to such Section 5(c). At any such meeting or adjournment thereof, (i) the absence of a quorum of the shares of this Series and shares of such Other Voting Stock shall not prevent the election of the directors to be elected otherwise than pursuant to Section 5(c) hereof and
(ii) in the absence of a quorum, either of the shares of this Series and shares of such Other Voting Stock or of any other shares of stock of the corporation, or both, a majority of the holders, present in person or by proxy, of the class or classes of stock which lack a quorum shall have the power to adjourn the meeting for the election of directors whom they are entitled to elect, from time to time without notice other than announcement at the meeting, until a quorum shall be present.

          (f) During any period when the holders of shares of this Series shall have the right to vote together as a class with the holders of shares of any Other Voting Stock for directors as provided in Section 5(c) hereof, (i) the directors so elected by such holders shall continue in office until their successors shall have been elected by such holders or until termination of the rights of such holders to vote as a class for directors and
(ii) any vacancies in the Board of Directors shall be filled only by a majority (even if that be only a single director) of the remaining directors theretofore elected by the holders of the class or classes of stock which elected the director whose office shall have become vacant. Immediately upon termination of the right of holders of this Series and any Other Voting Stock to vote as a class for directors, (i) the term of office of the directors so elected shall terminate and (ii) the number of directors shall be such number as may be provided for in the by-laws of the corporation irrespective of any increase pursuant to the provisions of Section 5(c) hereof.

          (g) In addition to any other vote required by law, the corporation shall not (i) amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of its certificate of incorporation (including the terms of this Series) so as to materially and adversely affect any right, preference, privilege or voting power of this Series or (ii) create, authorize or issue any series or class of stock ranking prior, either as to payment of dividends or distributions of assets upon liquidation, dissolution or winding up, to this Series, without the affirmative vote or consent of the holders of at least two-thirds of the aggregate number of shares of this Series at the time outstanding, voting as a separate class; provided, that any increase in the total number of authorized shares of Common Stock (or any series thereof) or Preferred Stock (or any series thereof), or the creation, authorization or issuance of any series of stock ranking, as to dividends or distribution of assets upon liquidation, dissolution or winding up of the affairs of the corporation, on a parity with the shares of this Series will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers; provided, further, that no class vote of the holders of shares of this Series shall be required if, at or prior to the time when the actions described in clause (i) or (ii) of this subsection (g) shall become effective, provision is made in accordance with
Section 4 hereof for the redemption of all shares of this Series at the time outstanding.

     6. Preference upon Liquidation. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, after payment or provision for payment of the debts and other liabilities of the corporation and of dividends and liquidation preferences in respect of any other stock of the corporation ranking senior to the shares of this Series as to such payments, the holders of shares of this Series shall be entitled to receive, out of the remaining net assets of the corporation, the Dollar Equivalent Value of 2.0 ounces of gold in cash for each share of this Series, plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid on each such share up to the date fixed for distribution, before any distribution shall be made to or set apart for the holders of any Junior Stock. If, after payment or provision for payment of the debts and other liabilities of the corporation and of dividends and liquidation preferences in respect of any other stock of the corporation ranking senior to the shares of this Series as to such payments, the remaining net assets of the corporation are not sufficient to pay to the holders of shares of this Series the full amount of their preference set forth above, then the remaining net assets of the corporation shall be divided among and paid to the holders of shares of this Series, holders of shares of any other class or series of Preferred Stock, and holders of shares of any other stock of the corporation on a parity with this Series as to dividends and distribution of assets upon liquidation, dissolution or winding up of the affairs of the corporation ratably per share in proportion to the full per share amounts to which they respectively are entitled. For purposes of this subsection (a) and Section 6(b) hereof, a consolidation or merger of the corporation with one or more other corporations or the sale of all or substantially all of the assets of the corporation shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation.

          (b) Subject to the rights of the holders of shares of any series or class of stock ranking prior to this Series and of the holders of shares of any stock of the corporation ranking on a parity as to dividends and distribution of assets upon liquidation, dissolution or winding up of the affairs of the corporation, after payment shall have been made in full to the holders of this Series as provided in Section 6(a) hereof and this subsection (b), the holders of any Junior Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and shares of this Series shall not be entitled to share therein.

     7. Taxes. The corporation will pay any and all documentary, stamp or similar taxes payable to the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of certificates for shares of this Series on redemption of less than all of the shares represented by any certificate for such shares surrendered for redemption or pursuant to a Reserve Coverage Offer; provided, that the corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of certificates for shares of this Series in a name other than that of the holder of shares of this Series to be redeemed or repurchased and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the corporation the amount of any such tax or has established, to the satisfaction of the corporation, that such tax has been paid. The corporation extends no protection with respect to any other taxes imposed in connection with such redemption or repurchase of shares of this Series.

     8. No Other Rights. The shares of this Series shall not have any relative, participating, optional or other special rights and powers other than as set forth herein and other than any which may be provided by law.

     9. Miscellaneous. Capitalized terms which are defined in this Exhibit are defined only for the purposes of this Exhibit, and not for the purposes of other Exhibits to the certificate of incorporation. Unless otherwise indicated, section references contained in this Exhibit refer to the corresponding sections of this Exhibit.



                                                        EXHIBIT C






                   CERTIFICATE OF DESIGNATIONS

                               OF

           GOLD-DENOMINATED PREFERRED STOCK, SERIES II
                   (Par Value $0.10 Per Share)

                               OF

               FREEPORT-McMoRan COPPER & GOLD INC.


     The number, voting powers, designations, preferences, rights, qualifications, limitations and restrictions of the corporation's Gold-Denominated Preferred Stock, Series II are as set forth below:

     1. Designation. (a) 215,279 shares of Preferred Stock of the corporation are hereby constituted as a series of Preferred Stock designated as "Gold-Denominated Preferred Stock, Series II" (hereinafter called "this Series"). Each share of this Series shall be identical in all respects with the other shares of this Series. The Board of Directors is authorized to increase or decrease (but not below the number of shares of this Series then outstanding) the number of shares of this Series.

          (b) Shares of this Series which have been redeemed for cash as hereinafter provided or purchased by the corporation shall be canceled, and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series, and may be reissued as a part of this Series or may be reclassified and reissued as part of a new or existing series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, all subject to the conditions or restrictions on issuance set forth in any resolution or resolutions adopted by the Board of Directors providing for the issue of such series of Preferred Stock.

     2. Dividends. (a) The holders of shares of this Series shall be entitled to receive, but only out of funds legally available therefor, cash dividends as hereinafter provided. Such dividends shall be paid when, as and if declared by the Board of Directors on the first day of February, May, August and November in each year until and including February 1, 2006 (each such date being referred to herein as a "Dividend Payment Date") to holders of record on the record date determined by the Board of Directors in advance of the payment of each particular dividend; provided that dividends payable on February 1, 2006 (the "Mandatory Redemption Date") shall be paid as provided in Section 4 hereof. Such dividends shall be cumulative from the date of original issuance of the shares of this Series.

          (b) So long as any shares of this Series shall be outstanding, the corporation shall not, unless full cumulative dividends for all past dividend periods shall have been paid or declared and set apart for payment upon all outstanding shares of this Series and the shares of any other class or series of Preferred Stock (including the Gold-Denominated Preferred Stock, the Silver-Denominated Preferred Stock, the Step-Up Convertible Preferred Stock and the 7 % Convertible Exchangeable Preferred Stock) and any other class or series of stock of the corporation ranking, as to dividends, on a parity with shares of this Series (the shares of any other class or series of Preferred Stock and any other class or series of stock of the corporation ranking, as to dividends, on a parity with shares of this Series being herein referred to as "Parity Dividend Stock"), (i) declare, pay or set apart any amounts for dividends on, or make any other distribution in cash or other property in respect of, the Class A Common Stock of the corporation, the Class B Common Stock of the corporation or any other stock of the corporation ranking junior to this Series as to dividends or distribution of assets upon liquidation, dissolution or winding up of the affairs of the corporation (the Class A Common Stock, the Class B Common Stock and any such other stock being herein referred to as "Junior Stock"), other than a dividend payable solely in Junior Stock,
(ii) purchase, redeem or otherwise acquire for value any shares of Junior Stock, directly or indirectly, other than as a result of a reclassification, exchange or conversion of one Junior Stock for or into another Junior Stock, or other than through the use of proceeds of a substantially contemporaneous sale of other Junior Stock, or (iii) make any payment on account of, or set aside money for, a sinking or other like fund for the purchase, redemption or other acquisition for value of any shares of Junior Stock. For purposes of this Section 2 and of Section 4(f) hereof, if any depositary shares have been issued with respect to any series of stock, actions with respect to such depositary shares, including acquisition of and payments on or with respect to such depositary shares, shall be regarded as actions with respect to such series of stock.

          (c) If the funds available for the payment of dividends are insufficient to pay in full the dividends payable on all outstanding shares of this Series and shares of Parity Dividend Stock, the total available funds to be paid in partial dividends on the shares of this Series and shares of Parity Dividend Stock shall be divided among this Series and the Parity Dividend Stock in proportion to the aggregate amounts of dividends accrued and unpaid with respect to this Series and the Parity Dividend Stock. Accruals of dividends shall not bear interest.

     3. Dividend Rate. (a) The Dividend Rate per quarter on each share of this Series shall be an amount equal to the Dollar Equivalent Value (as defined below) of 0.01625 ounces of gold. "Dollar Equivalent Value" means the applicable Reference Gold Price multiplied by the applicable number of ounces of gold. "Reference Gold Price" means, when used to calculate the amount of any dividend payable on any Dividend Payment Date (other than the Mandatory Redemption Date, as to which the calculation shall be made as provided in Section 4(k)(v) hereof), the arithmetic average of the London P.M. gold fixing price (or A.M. gold fixing price if there is no P.M. gold fixing price on the applicable trading date) for an ounce of gold in the London bullion market on each of the five trading days ending on the second trading day prior to the last day of the calendar quarter immediately preceding such Dividend Payment Date, as published in The Wall Street Journal (Eastern Edition) (or, if such prices are not published in The Wall Street Journal, as published in the Financial Times). If for any reason gold is not traded during any relevant period in the London bullion market or is not quoted in U.S. dollars in such market, gold will be valued during such period or portion thereof, as the case may be, on the basis of trading prices, quoted in U.S. dollars, in the then principal international trading market for gold as determined by the corporation's Board of Directors. On or before the fifth business day preceding each record date for the payment of a dividend in respect of the shares of this Series, the corporation will cause to be published in The Wall Street Journal (Eastern Edition) or, if such newspaper is not then published, in a newspaper or other publication of national circulation, the amount of the dividend payable in respect of each share of this Series (and if the shares of this Series are represented by depositary shares, the amount so payable per depositary share) on the next succeeding Dividend Payment Date.

          (b) Dividends shall be calculated on the basis of a year of 360 days consisting of 12 30-day months. The term "Dividend Period", as used herein, means, with respect to any Dividend Payment Date, the period commencing on the day following the immediately preceding Dividend Payment Date to and including such Dividend Payment Date.

     4. Redemption. (a) The shares of this Series shall be subject to mandatory redemption by the corporation, out of funds legally available therefor, on the Mandatory Redemption Date at the Dollar Equivalent Value of 2.0 ounces of gold per share plus accrued and unpaid dividends (as hereinafter defined) to the Mandatory Redemption Date.

          (b) The shares of this Series shall not be subject to redemption at the option of the corporation except as described in this subsection (b). If on any Dividend Payment Date the total number of shares of this Series outstanding shall be less than 15 % of the total number of shares of this Series outstanding on the 40th day following the date of original issuance of the shares of this Series, the corporation shall have the option to redeem the outstanding shares of this Series, in whole but not in part, out of funds legally available therefor, at an amount equal to the Dollar Equivalent Value of 2.0 ounces of gold per share plus accrued and unpaid dividends (as hereinafter defined) to the date fixed for redemption. For purposes of determining the number of shares of this Series outstanding on any Dividend Payment Date, the shares of this Series acquired by the corporation on or prior to such Dividend Payment Date and not theretofore canceled (or in the case of any shares of this Series represented by depositary shares, the depositary shares representing shares of this Series acquired by the corporation on or prior to such Dividend Payment Date and not theretofore delivered to the depositary for the depositary shares for cancellation) shall be deemed to be outstanding. Notice of any such redemption as described in this
Section 4(b) shall be mailed to holders of the shares of this Series within 30 days after such Dividend Payment Date in accordance with the provisions of Section 4(c) hereof.

          (c) At least 30 days but no more than 60 days prior to the date fixed for redemption of the shares of this Series in accordance with Section 4(a) or (b) hereof (the "Call Date"), a written notice will be mailed to each holder of record (and each beneficial owner to the extent required by law) of shares of this Series to be redeemed, notifying such holder of the corporation's election to redeem such shares if such redemption is pursuant to
Section 4(b) hereof, setting forth the method for determining the amount payable per share of this Series on the Call Date, stating the Call Date and calling upon such holder to surrender to the corporation on the Call Date at the place designated in such notice the certificate or certificates representing the shares called for redemption.

          (d) At any time after a notice of redemption has been given in the manner prescribed in Section 4(a) or (b) hereof and the amount payable on the date fixed for redemption can be determined by the corporation, and prior to the date fixed for redemption, the corporation may deposit in trust, with a bank or trust company identified in the notice of redemption having capital, surplus and undistributed profits aggregating at least $50,000,000, an aggregate amount of funds sufficient for such redemption (including dividends accrued on the shares of this Series called for redemption to the date fixed for redemption) for immediate payment in the appropriate amounts upon surrender of certificates for such shares. Any interest accrued on such funds shall be paid to the corporation from time to time. Such deposit in trust shall be irrevocable, except that any funds deposited by the corporation which are unclaimed at the end of two years from the date fixed for such redemption shall be paid over to the corporation upon its request, and upon such repayment the holders of the shares so called for redemption shall look only to the corporation for payment of the appropriate amount.

          (e) From and after the date fixed for redemption (unless the corporation shall default in making payment of the amount payable upon such redemption), whether or not certificates for shares so called for redemption have been surrendered by the holders thereof as described below, dividends on the shares of this Series so called for redemption shall cease to accrue, and from and after the date of the deposit of trust funds for the redemption of shares of this Series in accordance with the provisions of Section 4(d) hereof, such shares shall be deemed to be no longer outstanding, and all rights of the holders thereof as stockholders of the corporation (except the right to receive from the corporation the amount payable upon such redemption) shall cease and terminate. Upon surrender in accordance with the notice of redemption of the certificates for any shares of this Series so redeemed (properly endorsed or assigned for transfer if the corporation shall so require and the notice shall so state), the holder thereof shall be entitled to receive payment of the redemption price plus an amount equal to all accrued and unpaid dividends as aforesaid.

          (f) If the corporation shall have failed to redeem all outstanding shares of this Series on the Mandatory Redemption Date then, until it shall have redeemed all outstanding Shares of this Series, the corporation may not (i) declare, pay or set apart any amounts for dividends on, or make any other distribution in cash or other property in respect of, any Junior Stock other than a dividend payable solely in Junior Stock, (ii) purchase, redeem or otherwise acquire for value any shares of Junior Stock, directly or indirectly, other than as a result of a reclassification, exchange or conversion of one Junior Stock for or into another Junior Stock, or other than through the use of proceeds of a substantially contemporaneous sale of other Junior Stock, (iii) make any payment on account of, or set aside money for, a sinking or other like fund for the purchase, redemption or other acquisition for value of any shares of Junior Stock or (iv) purchase, redeem or otherwise acquire for value any shares of stock of the corporation ranking on a parity with the shares of this Series as to dividends or distribution of assets upon liquidation, dissolution or winding up ("Parity Stock").

          (g) (i) Within 90 days following each Calculation Date (as defined below), the corporation shall be required to prepare a certificate (a "Corporation Certificate") setting forth its determination of the Reserve Amount (as defined below) as of such Calculation Date. If the Reserve Amount, as shown on the Corporation Certificate prepared with respect to any Calculation Date is less than the Aggregate Reserve Requirement (as defined below) as of such Calculation Date, the corporation will be required to make an offer (a "Reserve Coverage Offer") to purchase, out of funds legally available therefor, at a price equal to the liquidation preference thereof as of the Purchase Date (as hereinafter defined), plus accrued and unpaid dividends (as defined below) thereon to the Purchase Date, a sufficient number of shares of this Series and of other Gold Parity Stock (as defined below) (or the depositary shares, if any, issued with respect thereto) such that, if all such shares had been repurchased on the relevant Calculation Date, the Reserve Amount on that date would have been greater than or equal to the Aggregate Reserve Requirement on such date. If the Corporation Certificate prepared with respect to any Calculation Date shows that the Reserve Amount is less than the Aggregate Reserve Requirement on such date, the corporation shall include in such Corporation Certificate its calculation of the number of shares of this Series (or related depositary shares) and the number of shares of other Parity Stock (or related depositary shares) it intends to offer to purchase to satisfy the foregoing requirements (such number with respect to any series being referred to as the "Offer Amount" with respect to such series). The corporation, in its sole discretion, may determine the number of shares, if any, of this Series (or related depositary shares) and the number of shares, if any, of each other series of Gold Parity Stock (or related depositary shares) to which a Reserve Coverage Offer will be made so long as such requirements are satisfied.

               (ii) If required to make a Reserve Coverage Offer, the corporation will commence such offer not more than 60 days after the date of the Corporation Certificate prepared with respect to the applicable Calculation Date, by mailing a notice to all holders of record of the shares of each series included in such Reserve Coverage Offer setting forth
     (A) that such notice is being given pursuant to a Reserve Coverage Offer, (B) the Offer Amount with respect to such series, (C) the method for determining the amount payable per share of such series on the Purchase Date, (D) the last date (the "Purchase Date"), which shall not be less than 30 nor more 60 days after the date of such notice, by which a holder must elect whether to accept the Reserve Coverage Offer, (E) the procedures that such holder must follow to exercise its rights and (F) the procedures for withdrawing an election. The corporation shall also cause a copy of such notice to be published in The Wall Street Journal (Eastern Edition) or another daily newspaper of national circulation.

               (iii) Holders of shares of any series electing to have shares of such series purchased by the corporation pursuant to a Reserve Coverage Offer will be required to surrender the certificates representing such shares, with an appropriate form duly completed, to the corporation prior to the Purchase Date. Holders will be entitled to withdraw an election by a written notice of withdrawal delivered to the corporation prior to the close of business on the Purchase Date. The notice of withdrawal shall state the number of shares and certificate numbers to which the notice of withdrawal relates and the number of shares and certificate numbers, if any, which remain subject to the election. If the aggregate number of shares of any series tendered exceeds the Offer Amount with respect to such series, the corporation will select the shares of such series to be purchased on a pro rata basis as nearly as practicable. The corporation shall, as promptly as reasonably practicable after the Purchase Date, cause payment to be mailed or delivered to each tendering holder in the amount of the purchase price, and any unpurchased shares to be returned to the holder thereof.

          (h) If, at the time of the mandatory redemption on the Mandatory Redemption Date or of a Reserve Coverage Offer, the funds of the corporation legally available for redemption or repurchase of the shares of this Series are insufficient to redeem or repurchase all of such shares and all of the shares of any other series of Parity Stock which the corporation is then obligated to redeem or repurchase, (i) the total legally available funds shall be allocated among the shares of this Series and of such other series in proportion to the aggregate dollar amount of redemption or other repurchase obligations with respect to this Series and such other series and (ii) the portion of such funds allocated to this Series will be used to redeem or repurchase the maximum possible number of shares of this Series, pro rata based upon the number of shares to be redeemed or delivered for repurchase, as the case may be. At any time thereafter when additional funds of the corporation become legally available for such purpose, after giving effect to the foregoing allocation provisions, such funds shall immediately be used to redeem or repurchase, as the case may be, any additional shares of this Series which the corporation is obligated to redeem or repurchase, as the case may be, but which it has not so redeemed or repurchased.

          (i) The corporation shall not have the right to redeem shares of this Series pursuant to Section 4(a) or (b) hereof unless full cumulative dividends for all past dividend periods shall have been paid or declared and set aside for payment upon all outstanding shares of this Series and all outstanding shares of other series of stock of the corporation ranking, as to dividends, on a parity with the shares of this Series.

          (j) The corporation will not consummate or permit any subsidiary to consummate any transaction involving the corporation which would cause the Reserve Amount to fall below the Aggregate Reserve Requirement immediately after consummation of such transaction unless the corporation will have sufficient legally available funds immediately following consummation of such transaction to complete any Reserve Coverage Offer required as a result thereof.

          (k) Definitions. For purposes of this Section 4, the following terms shall have the meanings indicated:

               (i) "accrued and unpaid dividends" per share of this Series (A) upon redemption on the Mandatory Redemption Date, (B) in the case of any Reserve Coverage Offer, (C) in the case of any optional redemption and (D) in the case of a liquidation event, shall be equal to the sum of (x) the aggregate amount of any accrued and unpaid dividends on such share through the next preceding Dividend Payment Date (calculated as provided in Section 3 hereof) plus (y) a proportionate amount of the regular quarterly dividend at the Dividend Rate for the period from the day following the immediately preceding Dividend Payment Date through the redemption date, Purchase Date or date of liquidating distribution (calculated on the basis of a year of 360 days consisting of twelve 30-day months) multiplied by the Reference Gold Price used to calculate the other amounts payable to holders of the shares of this Series in connection with such redemption, purchase or liquidation event. If a quarterly dividend is not declared and paid as provided in Section 3, the unpaid dividend that shall cumulate for such Dividend Period will be the amount of the dividend that would have been payable on the Dividend Payment Date if such dividend had been timely paid.

               (ii) "Aggregate Reserve Requirement" as of any
     Calculation Date means the sum of the individual Reserve
     Coverage Requirements with respect to each series of Gold
     Parity Stock, including this Series.

               (iii) "Calculation Date" means (i) December 31 of each year and (ii) the date of the consummation of each transaction undertaken by the corporation or any subsidiary of the corporation which would either (a) cause the Reserve Amount, as estimated by the corporation, to decrease by 50 % or more from the preceding Calculation Date or (b) cause the Reserve Amount, as estimated by the corporation, to fall below the Aggregate Reserve Requirement on such date.

               (iv) "Gold Parity Stock" means any series of Parity Stock the liquidation preference of which is based on specified amounts of gold or the Dollar Equivalent Value thereof.

               (v)  "Reference Gold Price", when used to
     calculate any amount payable with respect to the shares of this Series (other than dividends payable on any Dividend Payment Date other than the Mandatory Redemption Date) or to purchase any shares of this Series on any date means the arithmetic average of the London P.M. gold fixing price (or A.M. gold fixing price if there is no P.M. gold fixing price on the applicable trading date) for an ounce of gold in the London bullion market, as published in The Wall Street Journal (Eastern Edition) (or, if such prices are not published in The Wall Street Journal (Eastern Edition), as published in the Financial Times) on each of the twenty trading days ending on the second trading day prior to (i) in the case of the mandatory redemption of shares of this Series, the Mandatory Redemption Date, (ii) in the case of any Reserve Coverage Offer, the date of commencement thereof, (iii) in the case of any optional redemption of shares of this Series, the date fixed for such redemption and (iv) in the case of a liquidation event, the date 30 days prior to the date fixed for the liquidating distribution. If for any reason gold is not traded during any relevant period in the London bullion market or is not quoted in U.S. dollars in such market, gold will be valued during such period or portion thereof, as the case may be, on the basis of trading prices, quoted in U.S. dollars, in the then principal international trading market for gold as determined by the corporation's Board of Directors.

               (vi) "Required Coverage Multiplier" means (x) 5.0 with respect to this Series, (y) with respect to any other series of Gold Parity Stock having the benefit of a provision requiring an offer similar to the Reserve Coverage Offer, the multiplier applicable thereto by the terms of such other series, and (z) 1.0 with respect to any other series of Gold Parity Stock.

               (vii) "Reserve Amount" as of any Calculation Date means the corporation's Proportionate Interest in the estimated proved and probable gold reserves of the corporation and of any entity in which the corporation has a direct or indirect beneficial ownership interest. The estimated proved and probable gold reserves shall be determined based upon evaluation methods generally applied by the mining industry. The corporation's "Proportionate Interest" in any estimated proved and probable gold reserves shall be the corporation's direct or indirect beneficial ownership interest in such reserves, giving effect to reductions required to reflect any beneficial ownership interest of any person other than the corporation in such reserves.

               (viii) "Reserve Coverage Requirement" with respect to any series of Gold Parity Stock shall mean the product of (x) the aggregate liquidation preference of all outstanding shares of such series (expressed in ounces of gold) times (y) the Required Coverage Multiplier applicable to such series. With respect to any series with respect to which depositary shares have been issued, the aggregate liquidation preference of such series shall be determined on the basis of the number of such depositary shares as are issued and outstanding as of the applicable Calculation Date (excluding any depositary shares which have been acquired by the corporation on or prior to the date of the preparation of the corporation Certificate with respect to such Calculation Date).

     5. Voting Rights. (a) Except for the voting rights described below and except as otherwise required by law, the holders of shares of this Series shall not be entitled to vote on any matter or to receive notice of, or to participate in, any meeting of the stockholders of the corporation. Each share of Preferred Stock of this Series will be entitled to one vote on matters which holders of such Series are entitled to vote.

          (b) The shares of this Series shall be entitled to vote with respect to the election of directors in accordance with Sections (b)(4) and (b)(5) of Article FOURTH of the certificate of incorporation.

          (c) Whenever dividends payable on shares of this Series shall be in default in an aggregate amount equal to or exceeding six full quarterly dividends on all shares of this Series at the time outstanding, the number of directors then constituting the Board of Directors of the corporation shall be increased by two, and holders of shares of this Series shall, in addition to any other voting rights, have the right, voting separately as a class together with holders of all other series of stock of the Company ranking on a parity with shares of this Series either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable (such other series of stock being herein referred to as "Other Voting Stock"), to elect such two additional directors. In such case, the Board of Directors will be increased by two directors, and the holders of shares of this Series (either alone or with the holders of Other Voting Stock) will have the exclusive right as members of such class, as described above, to elect two directors at the next annual meeting of stockholders. Whenever such right of the holders of shares of this Series shall have vested, such right may be exercised initially either at a special meeting of such holders as provided in Section 5(d) hereof or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings. The right of the holders of shares of this Series to vote together as a class with the holders of shares of any Other Voting Stock shall continue until such time as all dividends accrued on outstanding shares of this Series to the Dividend Payment Date next preceding the date of any such determination shall have been paid in full, or declared and set apart in trust for payment, at which time the right of the holders of shares of this Series so to vote shall terminate, except as herein or by law expressly provided, subject to revesting upon the occurrence of a subsequent default of the character mentioned above.

          (d) At any tine when the right of the holders of shares of this Series to elect directors as provided in Section 5(c) hereof shall have vested, and if such right shall not already have been initially exercised, a proper officer of the corporation, upon the written request of the holders of record of at least 10% of the aggregate number of shares of this Series and shares of any Other Voting Stock at the time outstanding, addressed to the Secretary of the corporation, shall call a special meeting of the holders of shares of this Series and of such Other Voting Stock for the purpose of electing directors. Such meeting shall be held at the earliest practicable date upon the same form of notice as is required for annual meetings of stockholders at the place for the holding of annual meetings of stockholders of the corporation (or such other suitable place as is designated by such officer). If such meeting shall not be called by a proper officer of the corporation within 20 days after personal service of such written request upon the Secretary of the corporation, or within 20 days after mailing the same within the United States of America, addressed to the Secretary of the corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of at least 10% of the aggregate number of shares of this Series and shares of any Other Voting Stock at the time outstanding may designate in writing one of their number to call such a meeting at the expense of the corporation, and such meeting may be called by such person so designated upon the same form of notice as is required for annual meetings of stockholders and shall be held at the place for the holding of annual meetings of stockholders of the corporation (or such other suitable place as is designated by such person). Any holder of shares of this Series so designated shall have access to the registry books of the corporation for the purpose of causing a meeting of stockholders to be called pursuant to this subsection (d). Notwithstanding anything to the contrary contained in this subsection (d), no such special meeting shall be called during the period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders of the corporation.

          (e) At any meeting held for the purpose of electing directors at which holders of shares of this Series shall have the right, voting together as a class with holders of shares of any Other Voting Stock to elect directors as provided in Section 5(c) hereof, the presence, in person or by proxy, of the holders of 33 1/3% of the aggregate number of shares of this Series and shares of such Other Voting Stock at the time outstanding shall be required and be sufficient to constitute a quorum of such class for the election of directors pursuant to such Section 5(c). At any such meeting or adjournment thereof, (i) the absence of a quorum of the shares of this Series and shares of such Other Voting Stock shall not prevent the election of the directors to be elected otherwise than pursuant to Section 5(c) hereof and
(ii) in the absence of a quorum, either of the shares of this Series and shares of such Other Voting Stock or of any other shares of stock of the corporation, or both, a majority of the holders, present in person or by proxy, of the class or classes of stock which lack a quorum shall have the power to adjourn the meeting for the election of directors whom they are entitled to elect, from time to time without notice other than announcement at the meeting, until a quorum shall be present.

          (f) During any period when the holders of shares of this Series shall have the right to vote together as a class with the holders of shares of any Other Voting Stock for directors as provided in Section 5(c) hereof, (i) the directors so elected by such holders shall continue in office until their successors shall have been elected by such holders or until termination of the rights of such holders to vote as a class for directors and
(ii) any vacancies in the Board of Directors shall be filled only by a majority (even if that be only a single director) of the remaining directors theretofore elected by the holders of the class or classes of stock which elected the director whose office shall have become vacant. Immediately upon termination of the right of holders of this Series and any Other Voting Stock to vote as a class for directors, (i) the term of office of the directors so elected shall terminate and (ii) the number of directors shall be such number as may be provided for in the by-laws of the corporation irrespective of any increase pursuant to the provisions of Section 5(c) hereof.

          (g) In addition to any other vote required by law, the corporation shall not (i) amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of its certificate of incorporation (including the terms of this Series) so as to materially and adversely affect any right, preference, privilege or voting power of this Series or (ii) create, authorize or issue any series or class of stock ranking prior, either as to payment of dividends or distributions of assets upon liquidation, dissolution or winding up, to this Series, without the affirmative vote or consent of the holders of at least two-thirds of the aggregate number of shares of this Series at the time outstanding, voting as a separate class; provided, that any increase in the total number of authorized shares of Common Stock (or any series thereof) or Preferred Stock (or any series thereof), or the creation, authorization or issuance of any series of stock ranking, as to dividends or distribution of assets upon liquidation, dissolution or winding up of the affairs of the corporation, on a parity with the shares of this Series will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers; provided, further, that no class vote of the holders of shares of this Series shall be required if, at or prior to the time when the actions described in clause (i) or (ii) of this subsection 5(g) shall become effective, provision is made in accordance with
Section 4 hereof for the redemption of all shares of this Series at the time outstanding.

     6. Preference upon Liquidation. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, after payment or provision for payment of the debts and other liabilities of the corporation and of dividends and liquidation preferences in respect of any other stock of the corporation ranking senior to the shares of this Series as to such payments, the holders of shares of this Series shall be entitled to receive, out of the remaining net assets of the corporation, the Dollar Equivalent Value of 2.0 ounces of gold in cash for each share of this Series, plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid on each such share up to the date fixed for distribution, before any distribution shall be made to or set apart for the holders of any Junior Stock. If, after payment or provision for payment of the debts and other liabilities of the corporation and of dividends and liquidation preferences in respect of any other stock of the corporation ranking senior to the shares of this Series as to such payments, the remaining net assets of the corporation are not sufficient to pay to the holders of shares of this Series the full amount of their preference set forth above, then the remaining net assets of the corporation shall be divided among and paid to the holders of shares of this Series, holders of shares of any other class or series of Preferred Stock and holders of shares of any other stock of the corporation on a parity with this Series as to dividends and distribution of assets upon liquidation, dissolution or winding up of the affairs of the corporation ratably per share in proportion to the full per share amounts to which they respectively are entitled. For purposes of this subsection (a) and Section 6(b) hereof, a consolidation or merger of the corporation with one or more other corporations or the sale of all or substantially all of the assets of the corporation shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation.

          (b) Subject to the rights of the holders of shares of any series or class of stock ranking prior to this Series and of the holders of shares of any stock of the corporation ranking on a parity as to dividends and distribution of assets upon liquidation, dissolution or winding up of the affairs of the corporation, after payment shall have been made in full to the holders of this Series as provided in Section 6(a) hereof and this subsection (b), the holders of any Junior Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and shares of this Series shall not be entitled to share therein.

     7. Taxes. The corporation will pay any and all documentary, stamp or similar taxes payable to the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of certificates for shares of this Series on redemption of less than all of the shares represented by any certificate for such shares surrendered for redemption or pursuant to a Reserve Coverage Offer; provided, that the corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of certificates for shares of this Series in a name other than that of the holder of shares of this Series to be redeemed or repurchased and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the corporation the amount of any such tax or has established, to the satisfaction of the corporation, that such tax has been paid. The corporation extends no protection with respect to any other taxes imposed in connection with such redemption or repurchase of shares of this Series.

     8. No Other Rights. The shares of this Series shall not have any relative, participating, optional or other special rights and powers other than as set forth herein and other than any which may be provided by law.

     9. Miscellaneous. Capitalized terms which are defined in this Exhibit are defined only for the purposes of this Exhibit, and not for the purposes of other Exhibits to the certificate of incorporation. Unless otherwise indicated, section references contained in this Exhibit refer to the corresponding sections of this Exhibit.



                                                        EXHIBIT D






                   CERTIFICATE OF DESIGNATIONS

                               OF

               SILVER-DENOMINATED PREFERRED STOCK
                   (Par Value $0.10 Per Share)

                               OF

               FREEPORT-McMoRan COPPER & GOLD INC.


     The number, voting powers, designations, preferences, rights, qualifications, limitations and restrictions of the corporation's Silver-Denominated Preferred Stock are as set forth below:

     1. Designation. (a) 119,000 shares of Preferred Stock of the corporation are hereby constituted as a series of Preferred Stock designated as "Silver-Denominated Preferred Stock" (hereinafter called "this Series"). Each share of this Series shall be identical in all respects with the other shares of this Series. The Board of Directors is authorized to increase or decrease (but not below the number of shares of this Series then outstanding) the number of shares of this Series.

          (b) Shares of this Series which have been redeemed for cash as hereinafter provided or purchased by the corporation shall be canceled, and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series, and may be reissued as a part of this Series or may be reclassified and reissued as part of a new or existing series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, all subject to the conditions or restrictions on issuance set forth in any resolution or resolutions adopted by the Board of Directors providing for the issue of such series of Preferred Stock.

     2. Dividends. (a) The holders of shares of this Series shall be entitled to receive, but only out of funds legally available therefor, cash dividends as hereinafter provided. Such dividends shall be paid when, as and if declared by the Board of Directors on the first day of February, May, August and November in each year until and including August 1, 2006 (or, if any shares of this Series remain outstanding after August 1, 2006, the last such date thereafter on which any shares of this Series remain outstanding) (each such date being referred to herein as a "Dividend Payment Date") to holders of record on the record date determined by the Board of Directors in advance of the payment of each particular dividend. Such dividends shall be cumulative from the date of original issuance of the shares of this Series.

          (b) So long as any shares of this Series shall be outstanding, the corporation shall not, unless full cumulative dividends for all past dividend periods shall have been paid or declared and set apart for payment upon all outstanding shares of this Series and the shares of any other class or series of Preferred Stock (including the Gold-Denominated Preferred Stock, the Gold-Denominated Preferred Stock, Series II, the Step-Up Convertible Preferred Stock and the 7 % Convertible Exchangeable Preferred Stock) and any other class or series of stock of the corporation ranking, as to dividends, on a parity with shares of this Series (the shares of any other class or series of Preferred Stock and any other class or series of stock of the corporation ranking, as to dividends, on a parity with shares of this Series being herein referred to as "Parity Dividend Stock"), (i) declare, pay or set apart any amounts for dividends on, or make any other distribution in cash or other property in respect of, the Class A Common Stock of the corporation, the Class B Common Stock of the corporation or any other stock of the corporation ranking junior to this Series as to dividends or distribution of assets upon liquidation, dissolution or winding up of the affairs of the corporation (the Class A Common Stock, the Class B Common Stock and any such other stock being herein referred to as "Junior Stock"), other than a dividend payable solely in Junior Stock, (ii) purchase, redeem or otherwise acquire for value any shares of Junior Stock, directly or indirectly, other than as a result of a reclassification, exchange or conversion of one Junior Stock for or into another Junior Stock, or other than through the use of proceeds of a substantially contemporaneous sale of other Junior Stock, or (iii) make any payment on account of, or set aside money for, a sinking or other like fund for the purchase, redemption or other acquisition for value of any shares of Junior Stock. For purposes of this Section 2 and of Section 4(f) hereof, if any depositary shares have been issued with respect to any series of stock, actions with respect to such depositary shares, including acquisition of and payments on or with respect to such depositary shares, shall be regarded as actions with respect to such series of stock.

          (c) If the funds available for the payment of dividends are insufficient to pay in full the dividends payable on all outstanding shares of this Series and shares of Parity Dividend Stock, the total available funds to be paid in partial dividends on the shares of this Series and shares of Parity Dividend Stock shall be divided among this Series and the Parity Dividend Stock in proportion to the aggregate amounts of dividends accrued and unpaid with respect to this Series and the Parity Dividend Stock. Accruals of dividends shall not bear interest.

     3. Dividend Rate. (a) The Dividend Rate per quarter on each share of this Series shall be an amount equal to the Dollar Equivalent Value (as defined below) of 1.65 ounces of silver. "Dollar Equivalent Value" means the applicable Reference Silver Price multiplied by the applicable number of ounces of silver. "Reference Silver Price" means, when used to calculate the amount of any dividend payable on any Dividend Payment Date, the arithmetic average of the London silver fixing spot price for an ounce of silver in the London bullion market on each of the twenty trading days ending on the second trading day prior to the last day of the calendar quarter immediately preceding such Dividend Payment Date, as published in The Wall Street Journal (Eastern Edition) (or, if such prices are not published in The Wall Street Journal, as published in the Financial Times). If for any reason silver is not traded during any relevant period in the London bullion market or is not quoted in U.S. dollars in such market, silver will be valued during such period or portion thereof, as the case may be, on the basis of trading prices, quoted in U.S. dollars, in the then principal international trading market for silver as determined by the corporation's Board of Directors. On or before the fifth business day preceding each record date for the payment of a dividend in respect of the shares of this Series, the corporation will cause to be published in The Wall Street Journal (Eastern Edition) or, if such newspaper is not then published, in a newspaper or other publication of national circulation, the amount of the dividend payable in respect of each share of this Series (and, if the shares of this Series are represented by depositary shares, the amount so payable per depositary share) on the next succeeding Dividend Payment Date.

          (b) Dividends shall be calculated on the basis of a year of 360 days consisting of 12 30-day months. The term "Dividend Period", as used herein, means, with respect to any Dividend Payment Date, the period commencing on the day following the immediately preceding Dividend Payment Date to and including such Dividend Payment Date.

     4. Redemption. (a) The Company will redeem annually on August 1 beginning in 1999, out of funds legally available therefor, a number of shares of this Series equal to one eighth of the total number of shares of this Series outstanding immediately after the date of original issuance of the shares of this Series (including any shares issued pursuant to underwriters' over-allotment options) (the "Original Shares"), at the Dollar Equivalent Value per share of 160 ounces of silver.

          (b) The shares of this Series shall not be subject to redemption at the option of the corporation except as described in this subsection (b). If at any time the total number of outstanding depositary shares representing shares of this Series (the "Depositary Shares") shall be less than 15 % of the total number of Depositary Shares representing shares of this Series outstanding immediately after the date of original issuance of the shares of this Series, the corporation shall have the option to redeem the outstanding shares of this Series, in whole but not in part, on any subsequent Dividend Payment Date out of funds legally available therefor, at an amount equal to the Dollar Equivalent Value of 160 ounces of silver per share plus accrued and unpaid dividends (as hereinafter defined) to the date fixed for redemption. For purposes of determining the number of shares of this Series outstanding on any Dividend Payment Date, the shares of this Series acquired by the corporation on or prior to such Dividend Payment Date and not theretofore canceled (or in the case of any shares of this Series represented by depositary shares, the depositary shares representing shares of this Series acquired by the corporation on or prior to such Dividend Payment Date and not theretofore delivered to the depositary for the depositary shares for cancellation) shall be deemed to be outstanding. Notice of any such redemption as described in this subsection (b) shall be mailed to holders of the shares of this Series within 30 days after such Dividend Payment Date in accordance with the provisions of Section 4(c) hereof. In connection with any redemption pursuant to this subsection (b), the corporation shall instruct the depositary in respect of any Depositary Shares representing shares of this Series to redeem such Depositary Shares on the same date as the redemption of shares of this Series.

          (c) At least 30 days but no more than 60 days prior to the date fixed for redemption of the shares of this Series in accordance with Section 4(a) hereof or this subsection (b) (the "Call Date"), a written notice will be mailed to each holder of record (and each beneficial owner to the extent required by law) of shares of this Series to be redeemed, notifying such holder of the corporation's election to redeem such shares if such redemption is pursuant to Section 4(b) hereof, setting forth the method for determining the amount payable per share of this Series on the Call Date, stating the Call Date and calling upon such holder to surrender to the corporation on the Call Date at the place designated in such notice the certificate or certificates representing the shares called for redemption.

          (d) At any time after a notice of redemption has been given in the manner prescribed in Section 4(a) or (b) hereof and the amount payable on the date fixed for redemption can be determined by the corporation, and prior to the date fixed for redemption, the corporation may deposit in trust, with a bank or trust company identified in the notice of redemption having capital, surplus and undistributed profits aggregating at least $50,000,000, an aggregate amount of funds sufficient for such redemption (including dividends accrued on the shares of this Series called for redemption to the date fixed for redemption) for immediate payment in the appropriate amounts upon surrender of certificates for such shares. Any interest accrued on such funds shall be paid to the corporation from time to time. Such deposit in trust shall be irrevocable, except that any funds deposited by the corporation which are unclaimed at the end of two years from the date fixed for such redemption shall be paid over to the corporation upon its request, and upon such repayment the holders of the shares so called for redemption shall look only to the corporation for payment of the appropriate amount.

          (e) From and after the date fixed for redemption (unless the corporation shall default in making payment of the amount payable upon such redemption), whether or not certificates for shares so called for redemption have been surrendered by the holders thereof as described below, dividends on the shares of this Series so called for redemption shall cease to accrue, and, from and after the date of the deposit of trust funds for the redemption of shares of this Series in accordance with the provisions of Section 4(d) hereof, such shares shall be deemed to be no longer outstanding, and all rights of the holders thereof as stockholders of the corporation (except the right to receive from the corporation the amount payable upon such redemption) shall cease and terminate. Upon surrender in accordance with the notice of redemption of the certificates for any shares of this Series so redeemed (properly endorsed or assigned for transfer if the corporation shall so require and the notice shall so state), the holder thereof shall be entitled to receive payment of the redemption price plus an amount equal to all accrued and unpaid dividends as aforesaid.

          (f) If the corporation shall have failed to make any required annual redemption then, until it shall have redeemed all outstanding shares of this Series then required to be redeemed, the corporation may not (i) declare, pay or set apart any amounts for dividends on, or make any other distribution in cash or other property in respect of, any Junior Stock other than a dividend payable solely in Junior Stock, (ii) purchase, redeem or otherwise acquire for value any shares of Junior Stock, directly or indirectly, other than as a result of a reclassification, exchange or conversion of one Junior Stock for or into another Junior Stock, or other than through the use of proceeds of a substantially contemporaneous sale of other Junior Stock, (iii) make any payment on account of, or set aside money for, a sinking or other like fund for the purchase, redemption or other acquisition for value of any shares of Junior Stock or (iv) purchase, redeem or otherwise acquire for value any shares of stock of the corporation ranking on a parity with the shares of this Series as to dividends or distribution of assets upon liquidation, dissolution or winding up ("Parity Stock").

          (g) (i) Within 90 days following each Calculation Date (as defined below), the corporation shall be required to prepare a certificate (a "Corporation Certificate") setting forth its determination of the Reserve Amount (as defined below) as of such Calculation Date. If the Reserve Amount, as shown on the Corporation Certificate prepared with respect to any Calculation Date is less than the Aggregate Reserve Requirement (as defined below) as of such Calculation Date, the corporation will be required to make an offer (a "Reserve Coverage Offer") to purchase, out of funds legally available therefor, at a price equal to the liquidation preference thereof as of the Purchase Date (as hereinafter defined), plus accrued and unpaid dividends (as defined below) thereon to the Purchase Date, a sufficient number of shares of this Series and of other Silver Parity Stock (as defined below) (or the depositary shares, if any, issued with respect thereto) such that, if all such shares had been repurchased on the relevant Calculation Date, the Reserve Amount on that date would have been greater than or equal to the Aggregate Reserve Requirement on such date. If the Corporation Certificate prepared with respect to any Calculation Date shows that the Reserve Amount is less than the Aggregate Reserve Requirement on such date, the corporation shall include in such Corporation Certificate its calculation of the number of shares of this Series (or related depositary shares) and the number of shares of other Parity Stock (or related depositary shares) it intends to offer to purchase to satisfy the foregoing requirements (such number with respect to any series being referred to as the "Offer Amount" with respect to such series). The corporation, in its sole discretion, may determine the number of shares, if any, of this Series (or related depositary shares) and the number of shares, if any, of each other series of Silver Parity Stock (or related depositary shares) to which a Reserve Coverage Offer will be made so long as such requirements are satisfied.

               (ii) If required to make a Reserve Coverage Offer, the corporation will commence such offer not more than 60 days after the date of the Corporation Certificate prepared with respect to the applicable Calculation Date, by mailing a notice to all holders of record of the shares of each series included in such Reserve Coverage Offer setting forth
     (A) that such notice is being given pursuant to a Reserve Coverage Offer, (B) the Offer Amount with respect to such series, (C) the method for determining the amount payable per share of such series on the Purchase Date, (D) the last date (the "Purchase Date"); which shall not be less than 30 nor more 60 days after the date of such notice, by which a holder must elect whether to accept the Reserve Coverage Offer, (E) the procedures that such holder must follow to exercise its rights and (F) the procedures for withdrawing an election. The corporation shall also cause a copy of such notice to be published in The Wall Street Journal (Eastern Edition) or another daily newspaper of national circulation.

               (iii) Holders of shares of any series electing to have shares of such series purchased by the corporation pursuant to a Reserve Coverage Offer will be required to surrender the certificates representing such shares, with an appropriate form duly completed, to the corporation prior to the Purchase Date. Holders will be entitled to withdraw an election by a written notice of withdrawal delivered to the corporation prior to the close of business on the Purchase Date. The notice of withdrawal shall state the number of shares and certificate numbers to which the notice of withdrawal relates and the number of shares and certificate numbers, if any, which remain subject to the election. If the aggregate number of shares of any series tendered exceeds the Offer Amount with respect to such series, the corporation will select the shares of such series to be purchased on a pro rata basis as nearly as practicable. The corporation shall, as promptly as reasonably practicable after the Purchase Date, cause payment to be mailed or delivered to each tendering holder in the amount of the purchase price, and any unpurchased shares to be returned to the holder thereof.

          (h) If, at the time of any annual redemption or of a Reserve Coverage Offer, the funds of the corporation legally available for redemption or repurchase of the shares of this Series are insufficient to redeem or repurchase all of such shares and all of the shares of any other series of Parity Stock which the corporation is then obligated to redeem or repurchase,
(i) the total legally available funds shall be allocated among the shares of this Series and of such other series in proportion to the aggregate dollar amount of redemption or other repurchase obligations with respect to this Series and such other series and
(ii) the portion of such funds allocated to this Series will be used to redeem or repurchase the maximum possible number of shares of this Series, pro rata based upon the number of shares to be redeemed or delivered for repurchase, as the case may be. At any time thereafter when additional funds of the corporation become legally available for such purpose, after giving effect to the foregoing allocation provisions, such funds shall immediately be used to redeem or repurchase, as the case may be, any additional shares of this Series which the corporation is obligated to redeem or repurchase, as the case may be, but which it has not so redeemed or repurchased.

          (i) The corporation shall not have the right to redeem shares of this Series pursuant to Section 4(a) or (b) hereof unless full cumulative dividends for all past dividend periods shall have been paid or declared and set aside for payment upon all outstanding shares of this Series and all outstanding shares of other series of stock of the corporation ranking, as to dividends, on a parity with the shares of this Series.

          (j) The corporation will not consummate or permit any subsidiary to consummate any transaction involving the corporation which would cause the Reserve Amount to fall below the Aggregate Reserve Requirement immediately after consummation of such transaction unless the corporation will have sufficient legally available funds immediately following consummation of such transaction to complete any Reserve Coverage Offer required as a result thereof.

          (k) Definitions. For purposes of this Section 4, the following terms shall have the meanings indicated:

               (i) "accrued and unpaid dividends" per share of this Series (A) in the case of any Reserve Coverage Offer,
     (B) in the case of any annual or optional redemption and (C) in the case of a liquidation event, shall be equal to the sum of (x) the aggregate amount of any accrued and unpaid dividends on such share through the next preceding Dividend Payment Date (calculated as provided in Section 3 hereof) plus (y) a proportionate amount of the regular quarterly dividend at the Dividend Rate for the period from the day following the immediately preceding Dividend Payment Date through the redemption date, Purchase Date or date of liquidating distribution (calculated on the basis of a year of 360 days consisting of twelve 30-day months) multiplied by the Reference Silver Price used to calculate the other amounts payable to holders of the shares of this Series in connection with such redemption, purchase or liquidation event. If a quarterly dividend is not declared and paid as provided in Section 3 hereof, the unpaid dividend that shall cumulate for such Dividend Period will be the amount of the dividend that would have been payable on the Dividend Payment Date if such dividend had been timely paid.

               (ii) "Aggregate Reserve Requirement" as of any
     Calculation Date means the sum of the individual Reserve
     Coverage Requirements with respect to each series of Silver
     Parity Stock, including this Series.

               (iii) "Calculation Date" means (i) December 31 of each year and (ii) the date of the consummation of each transaction undertaken by the corporation or any subsidiary of the corporation which would either (a) cause the Reserve Amount, as estimated by the corporation, to decrease by 50% or more from the preceding Calculation Date or (b) cause the Reserve Amount, as estimated by the corporation, to fall below the Aggregate Reserve Requirement on such date.

               (iv) "Silver Parity Stock" means this Series and any other series of Parity Stock the liquidation preference of which is based on specified amounts of silver or the Dollar Equivalent Value thereof.

               (v)  "Reference Silver Price", when used to
     calculate the amount of any dividend payable on any Dividend Payment Date or of any annual or optional redemption payment with respect to the shares of this Series means the arithmetic average of the London silver fixing spot price for an ounce of silver in the London bullion market on each of the twenty trading days ending on the second trading day prior to the last day of the calendar quarter immediately preceding such quarterly date, as published in The Wall Street Journal (Eastern Edition) (or, if such prices are not published in The Wall Street Journal (Eastern Edition), as published in the Financial Times). When used to calculate any other amount payable with respect to the shares of this Series or to purchase any shares of this Series on any date, the "Reference Silver Price" means the arithmetic average of the London silver fixing spot price for an ounce of silver on the London bullion market on each of the twenty trading days ending on the second trading day prior to (i) in the case of any Reserve Coverage Offer, the date of commencement thereof and (ii) in the case of a liquidation event, the date 30 days prior to the date fixed for the liquidating distribution. If for any reason silver is not traded during any relevant period in the London bullion market or is not quoted in U.S. dollars in such market, silver will be valued during such period or portion thereof, as the case may be, on the basis of trading prices, quoted in U.S. dollars, in the then principal international trading market for silver as determined by the corporation's Board of Directors.

               (vi) "Required Coverage Multiplier" means (x) 2.0 with respect to this Series, (y) with respect to any other series of Silver Parity Stock having the benefit of a provision requiring an offer similar to the Reserve Coverage Offer, the multiplier applicable thereto by the terms of such other series, and (z) 1.0 with respect to any other series of Silver Parity Stock.

               (vii) "Reserve Amount" as of any Calculation Date means the corporation's Proportionate Interest in the estimated proved and probable silver reserves of the corporation and of any entity in which the corporation has a direct or indirect beneficial ownership interest. The estimated proved and probable silver reserves shall be determined based upon evaluation methods generally applied by the mining industry. The corporation's "Proportionate Interest" in any estimated proved and probable silver reserves shall be the corporation's direct or indirect beneficial ownership interest in such reserves, giving effect to reductions required to reflect any beneficial ownership interest of any person other than the corporation in such reserves.

               (viii) "Reserve Coverage Requirement" with respect to any series of Silver Parity Stock shall mean the product of (x) the aggregate liquidation preference of all outstanding shares of such series (expressed in ounces of silver) times (y) the Required Coverage Multiplier applicable to such series. With respect to any series with respect to which depositary shares have been issued, the aggregate liquidation preference of such series shall be determined on the basis of the number of such depositary shares as are issued and outstanding as of the applicable Calculation Date (excluding any depositary shares which have been acquired by the corporation on or prior to the date of the preparation of the Corporation Certificate with respect to such Calculation Date).

     5. Voting Rights. (a) Except for the voting rights described below and except as otherwise required by law, the holders of shares of this Series shall not be entitled to vote on any matter or to receive notice of, or to participate in, any meeting of the stockholders of the corporation. Each share of Preferred Stock of this Series will be entitled to one vote on matters which holders of such Series are entitled to vote.

          (b) The shares of this Series shall be entitled to vote with respect to the election of directors in accordance with Sections (b)(4) and (b)(5) of Article FOURTH of the certificate of incorporation.

          (c) Whenever dividends payable on shares of this Series shall be in default in an aggregate amount equal to or exceeding six full quarterly dividends on all shares of this Series at the time outstanding, the number of directors then constituting the Board of Directors of the corporation shall be increased by two, and holders of shares of this Series shall, in addition to any other voting rights, have the right, voting separately as a class together with holders of all other series of stock of the Company ranking on a parity with shares of this Series either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable (such other series of stock being herein referred to as "Other Voting Stock"), to elect such two additional directors. In such case, the Board of Directors will be increased by two directors, and the holders of shares of this Series (either alone or with the holders of Other Voting Stock) will have the exclusive right as members of such class, as described above, to elect two directors at the next annual meeting of stockholders. Whenever such right of the holders of shares of this Series shall have vested, such right may be exercised initially either at a special meeting of such holders as provided in Section 5(d) hereof or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings. The right of the holders of shares of this Series to vote together as a class with the holders of shares of any Other Voting Stock shall continue until such time as all dividends accrued on outstanding shares of this Series to the Dividend Payment Date next preceding the date of any such determination shall have been paid in full, or declared and set apart in trust for payment, at which time the right of the holders of shares of this Series so to vote shall terminate, except as herein or by law expressly provided, subject to revesting upon the occurrence of a subsequent default of the character mentioned above.

          (d) At any time when the right of the holders of shares of this Series to elect directors as provided in Section 5(c) hereof shall have vested, and if such right shall not already have been initially exercised, a proper officer of the corporation, upon the written request of the holders of record of at least 10% of the aggregate number of shares of this Series and shares of any Other Voting Stock at the time outstanding, addressed to the Secretary of the corporation, shall call a special meeting of the holders of shares of this Series and of such Other Voting Stock for the purpose of electing directors. Such meeting shall be held at the earliest practicable date upon the same form of notice as is required for annual meetings of stockholders at the place for the holding of annual meetings of stockholders of the corporation (or such other suitable place as is designated by such officer). If such meeting shall not be called by a proper officer of the corporation within 20 days after personal service of such written request upon the Secretary of the corporation, or within 20 days after mailing the same within the United States of America, addressed to the Secretary of the corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of at least 10% of the aggregate number of shares of this Series and shares of any Other Voting Stock at the time outstanding may designate in writing one of their number to call such a meeting at the expense of the corporation, and such meeting may be called by such person so designated upon the same form of notice as is required for annual meetings of stockholders and shall be held at the place for the holding of annual meetings of stockholders of the corporation (or such other suitable place as is designated by such person). Any holder of shares of this Series so designated shall have access to the registry books of the corporation for the purpose of causing a meeting of stockholders to be called pursuant to this subsection (d). Notwithstanding anything to the contrary contained in this subsection (d), no such special meeting shall be called during the period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders of the corporation.

          (e) At any meeting held for the purpose of electing directors at which holders of shares of this Series shall have the right, voting together as a class with holders of shares of any Other Voting Stock to elect directors as provided in Section 5(c) hereof, the presence, in person or by proxy, of the holders of 33 1/3% of the aggregate number of shares of this Series and shares of such Other Voting Stock at the time outstanding shall be required and be sufficient to constitute a quorum of such class for the election of directors pursuant to such Section 5(c). At any such meeting or adjournment thereof, (i) the absence of a quorum of the shares of this Series and shares of such Other Voting Stock shall not prevent the election of the directors to be elected otherwise than pursuant to Section 5(c) hereof and
(ii) in the absence of a quorum, either of the shares of this Series and shares of such Other Voting Stock or of any other shares of stock of the corporation, or both, a majority of the holders, present in person or by proxy, of the class or classes of stock which lack a quorum shall have the power to adjourn the meeting for the election of directors whom they are entitled to elect, from time to time without notice other than announcement at the meeting, until a quorum shall be present.

          (f) During any period when the holders of shares of this Series shall have the right to vote together as a class with the holders of shares of any Other Voting Stock for directors as provided in Section 5(c) hereof, (i) the directors so elected by such holders shall continue in office until their successors shall have been elected by such holders or until termination of the rights of such holders to vote as a class for directors and
(ii) any vacancies in the Board of Directors shall be filled only by a majority (even if that be only a single director) of the remaining directors theretofore elected by the holders of the class or classes of stock which elected the director whose office shall have become vacant. Immediately upon termination of the right of holders of this Series and any Other Voting Stock to vote as a class for directors, (i) the term of office of the directors so elected shall terminate and (ii) the number of directors shall be such number as may be provided for in the by-laws of the corporation irrespective of any increase pursuant to the provisions of Section 5(c) hereof.

          (g) In addition to any other vote required by law, the corporation shall not (i) amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of its certificate of incorporation (including the terms of this Series) so as to materially and adversely affect any right, preference, privilege or voting power of this Series or (ii) create, authorize or issue any series or class of stock ranking prior, either as to payment of dividends or distributions of assets upon liquidation, dissolution or winding up, to this Series, without the affirmative vote or consent of the holders of at least two-thirds of the aggregate number of shares of this Series at the time outstanding, voting as a separate class; provided, that any increase in the total number of authorized shares of Common Stock (or any series thereof) or Preferred Stock (or any series thereof), or the creation, authorization or issuance of any series of stock ranking, as to dividends or distribution of assets upon liquidation, dissolution or winding up of the affairs of the corporation, on a parity with the shares of this Series will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers; provided, further, that no class vote of the holders of shares of this Series shall be required if, at or prior to the time when the actions described in clause (i) or (ii) of this Section 5(g) shall become effective, provision is made in accordance with
Section 4 hereof for the redemption of all shares of this Series at the time outstanding.

     6. Preference upon Liquidation. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, after payment or provision for payment of the debts and other liabilities of the corporation and of dividends and liquidation preferences in respect of any other stock of the corporation ranking senior to the shares of this Series as to such payments, the holders of shares of this Series shall be entitled to receive, out of the remaining net assets of the corporation, the Dollar Equivalent Value of 160 ounces of silver in cash for each share of this Series, plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid on each such share up to the date fixed for distribution, before any distribution shall be made to or set apart for the holders of any Junior Stock. If, after payment or provision for payment of the debts and other liabilities of the corporation and of dividends and liquidation preferences in respect of any other stock of the corporation ranking senior to the shares of this Series as to such payments, the remaining net assets of the corporation are not sufficient to pay to the holders of shares of this Series the full amount of their preference set forth above, then the remaining net assets of the corporation shall be divided among and paid to the holders of shares of this Series, holders of shares of any other class or series of Preferred Stock and holders of shares of any other stock of the corporation on a parity with this Series as to dividends and distribution of assets upon liquidation, dissolution or winding up of the affairs of the corporation ratably per share in proportion to the full per share amounts to which they respectively are entitled. For purposes of this subsection (a) and Section 6(b) hereof, a consolidation or merger of the corporation with one or more other corporations or the sale of all or substantially all of the assets of the corporation shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation.

          (b) Subject to the rights of the holders of shares of any series or class of stock ranking prior to this Series and of the holders of shares any stock of the corporation ranking on a parity as to dividends and distribution of assets upon liquidation, dissolution or winding up of the affairs of the corporation, after payment shall have been made in full to the holders of this Series as provided in Section 6(a) hereof and this subsection (b), the holders of any Junior Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and shares of this Series shall not be entitled to share therein.

     7. Taxes. The corporation will pay any and all documentary, stamp or similar taxes payable to the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of certificates for shares of this Series on redemption of less than all of the shares represented by any certificate for such shares surrendered for redemption or pursuant to a Reserve Coverage Offer; provided, that the corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of certificates for shares of this Series in a name other than that of the holder of shares of this Series to be redeemed or repurchased and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the corporation the amount of any such tax or has established, to the satisfaction of the corporation, that such tax has been paid. The corporation extends no protection with respect to any other taxes imposed in connection with such redemption or repurchase of shares of this Series.

     8. No Other Rights. The shares of this Series shall not have any relative, participating, optional or other special rights and powers other than as set forth herein and other than any which may be provided by law.

     9. Miscellaneous. Capitalized terms which are defined in this Exhibit are defined only for the purposes of this Exhibit, and not for the purposes of other Exhibits to the certificate of incorporation. Unless otherwise indicated, section references contained in this Exhibit refer to the corresponding sections of this Exhibit.


                                                        EXHIBIT E



                   CERTIFICATE OF DESIGNATIONS
                               OF
                SERIES A PARTICIPATING CUMULATIVE
                         PREFERRED STOCK

                               OF

               FREEPORT-McMoRan COPPER & GOLD INC.


     The number, voting powers, designations, preferences, rights, qualifications, limitations and restrictions of the corporation's Series A Participating Cumulative Preferred Stock are set forth below:

     1. Designation and Number of Shares. The shares of such series shall be designated as "Series A Participating Cumulative Preferred Stock" (the "Series A Preferred Stock"), and the number of shares constituting such series shall be 2,500,000. Such number of shares of the Series A Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares issuable upon exercise or conversion of outstanding rights, options or other securities issued by the Corporation.

     2. Dividends and Distributions. (a) The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable on February 1, May 1, August 1 and November 1 of each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of any share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of $1.00 and subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends or other distributions and 100 times the aggregate per share amount of all non-cash dividends or other distributions (other than a dividend payable in shares of Class B Common Stock of the Corporation par value $0.10 per share (the "Common Stock") or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise)), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. If the Corporation shall at any time after May 16, 2000 (the "Rights Declaration Date") pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause 2(a)(ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph 2(a) above immediately after it declares a dividend or distribution on the Common Stock (other than as described in clauses 2(a)(ii)(A) and 2(a)(ii)(B) above); provided that if no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date (or, with respect to the first Quarterly Dividend Payment Date, the period between the first issuance of any share or fraction of a share of Series A Preferred Stock and such first Quarterly Dividend Payment Date), a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is on or before the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and on or before such Quarterly Dividend Payment Date, in which case dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall not be more than 60 days prior to the date fixed for the payment thereof.

     3. Voting Rights. In addition to any other voting rights required by law, the holders of shares of Series A Preferred
Stock shall have the following voting rights:

          (a)  Subject to the provision for adjustment
hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of stockholders of the Corporation. If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) Except as otherwise provided herein, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock, shall vote together as a single class on all matters submitted to a vote of stockholders of the Corporation.

               (1) If at any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time as all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock and any other series of Preferred Stock then entitled as a class to elect directors, voting together as a single class, irrespective of series, shall have the right to elect two Directors.

               (2) During any default period, such voting right of the holders of Series A Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph 3(c)(iii) hereof or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders; provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of 10% in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of holders of Common Stock shall not affect the exercise by holders of Preferred Stock of such voting right. At any meeting at which holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two Directors or, if such right is exercised at an annual meeting, to elect two Directors. If the number that may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Preferred Stock.

               (3) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of holders of Preferred Stock, which meeting shall thereupon be called by the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President or the Secretary or any Assistant Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph 3(c)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to such holder's address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series. Notwithstanding the provisions of this paragraph 3(c)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of stockholders.

               (4) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph 3(c)(ii) hereof) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock that elected the Director whose office shall have become vacant. References in this paragraph 3(c) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

               (5) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Certificate of Incorporation or Bylaws irrespective of any increase made pursuant to the provisions of paragraph 3(c)(ii) hereof (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

               (6)  The Certificate of Incorporation of the
     Corporation shall not be amended in any manner (whether by merger or otherwise) so as to adversely affect the powers, preferences or special rights of the Series A Preferred Stock without the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class.

               (7) Except as otherwise provided herein, holders of Series A Preferred Stock shall have no special voting rights, and their consent shall not be required for taking any corporate action.

     4. Certain Restrictions. (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding shares of Series A Preferred Stock shall have been paid in full, the Corporation shall not:

               (1) declare or pay dividends on, or make any other distributions on, any shares of stock ranking junior
     (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

               (2) declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such other parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (3) redeem, purchase or otherwise acquire for value any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

               (4) redeem, purchase or otherwise acquire for value any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Preferred Stock and all such other parity stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for value any shares of stock of the Corporation unless the Corporation could, under paragraph 4(a), purchase or otherwise acquire such shares at such time and in such manner.

     5. Reacquired Shares. Any shares of Series A Preferred Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock without designation as to series and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors as permitted by the Certificate of Incorporation or as otherwise permitted under Delaware Law.

     6. Liquidation, Dissolution and Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $0.10 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such other parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     7. Consolidation, Merger, Etc. If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash or any other property, as the case may be, into which or for which each share of Common Stock is changed or exchanged. If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     8. No Redemption. The Series A Preferred Stock shall not be redeemable.

     9. Rank. The Series A Preferred Stock shall rank junior (as to dividends and upon liquidation, dissolution and winding up) to all other series of the Corporation's preferred stock except any series that specifically provides that such series shall rank junior to the Series A Preferred Stock.

     10. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.